ATLAS AIR WORLDWIDE HOLDINGS, INC.
and
MELLON INVESTOR SERVICES LLC,
as Rights Agent
_________________
Rights Agreement
Dated as of May 26, 2009

Table of Contents

Section Page

1.	Certain Definitions.

2.	Appointment of Rights Agent

3.	Evidence and Transfer of Rights.

3.1. 3.2. 3.3. 3.4. 3.5.	Prior to Distribution Date After Distribution Date Summary of Rights Common Stock Outstanding on the Record Date Future Issuances of Common Stock; Stock Legends

4.	Rights Certificates.

4.1.	Form of Rights Certificates

4.2.	Legends

5.	Countersignature and Registration

6.	Replacement of Rights Certificates.

6.1.	Transfer, Split-up, Combination and Exchange of Rights Certificates

6.2.	Mutilated, Destroyed, Lost or Stolen Rights Certificates

7.	Exercise of Rights; Purchase Price; Expiration Date of Rights.

7.1. 7.2. 7.3. 7.4. 7.5.	Exercise of Rights Purchase Price Duties of Rights Agent Upon Exercise Partial Exercise Rights Owned by Acquiring Person or Disqualified Transferee
Null and Void
7.6.	Proper Exercise Required

8.	Cancellation and Destruction of Rights Certificates

9.	Reservation and Availability of Shares of Common Stock; Other Covenants.

9.1. 9.2. 9.3. 9.4. 9.5.
Reservation and Availability of Common Stock
Best Efforts to List Shares Issuable Upon Exercise
Duly Authorized, Fully Paid, Nonassessable Shares
Transfer Taxes
Registration of Securities Issuable Upon Exercise of Rights

10.	Issuance of Stock Upon Exchange; No Rights as Stockholder Until Exercise

11.	Adjustments to Rights

11.1. 11.2. 11.3. 11.4. 11.5. 11.6. 11.7. 11.8. 11.9. 11.10. 11.11. 11.12. 11.13. 11.14.
Stock Splits; Flip-in Provisions.
11.1.1Stock Splits and Other Adjustments to Common Stock
11.1.2Flip-in Provisions
11.1.3Substitution of Securities or Assets Issued Upon Exercise
11.1.4Substitution Period; Suspension of Exercisability
Issuance of Other Rights to Purchase Common Stock
Distributions of Cash or Other Assets
Determination of Current Market Price and Closing Price
Minor Adjustments; Calculation Precision; Purchase Price Reductions
Comparable Adjustments upon Substitution of Securities
Status of Rights Certificates After a Purchase Price Adjustment
Status of Rights Certificates After Certain Adjustments
Option to Adjust Number of Rights
No Obligation to Re-Issue Adjusted Right Certificates
Adjustments Below Par Value
Delay in Issuance of Rights Until Occurrence of Adjustment Event
Adjustments to Purchase Price for Tax Reasons
No Prejudice of Rights Through Business Combinations

12.	Certificate of Adjustments

13.	Flip-Over Provisions.

13.1. 13.2. 13.3. 13.4. 13.5. 13.6.	Flip-Over Common Stock Events Consequences of Flip-Over Common Stock Event Acquiror Requirements Acquiror Rights Plan Principal Party Rights Future Transactions; Previous Flip-In

14.	Fractional Rights and Fractional Shares.

14.1. 14.2. 14.3.	Cash in Lieu of Fractional Rights Cash in Lieu of Fractional Shares Upon Exercise Waiver of Right to Fractions

15.	Rights of Action

16.	Agreement of Rights Holders

17.	Rights Holder Not Deemed a Stockholder

18.	Payment and Indemnification of the Rights Agent

19.	Merger or Consolidation or Change of Name of Rights Agent

20.	Rights and Duties of Rights Agent

20.1. 20.2. 20.3. 20.4. 20.5. 20.6. 20.7. 20.8. 20.9. 20.10. 20.11. 20.12.
Consultation with Legal Counsel
Officer’s Certificate
Liability
No Liability for Facts or Recitals
Limitations on Responsibility
Further Assurances by the Company
Authorization to Rely upon Instructions
Transactions with the Company
No Liability for Acts of Agents
No Financial Risk
Acting on Void Rights
No Liability to Third Parties

21.	Change of Rights Agent

22.	Issuance of New Rights Certificates

23.	Redemption and Termination

24.	Exchange.

24.1. 24.2. 24.3. 24.4. 24.5.	Exchange Option Termination of Right to Exercise; Notices Substitution for Common Stock Authorization of Additional Shares No Fractions

25.	Notice of Proposed Actions

26.	Notices

27.	Supplements and Amendments

28.	Successors

29.	Determinations and Actions by the Board; Etc

30.	Benefits of this Agreement

31.	Severability

32.	Governing Law

33.	Force Majeure

34.	Counterparts

35.	Descriptive Headings

Exhibits

Exhibit A: Exhibit B:	Form of Rights Certificate Summary of Rights

RIGHTS AGREEMENT

This Rights Agreement dated as of May 26, 2009 (this “Agreement”) is between ATLAS AIR WORLDWIDE HOLDINGS, INC., a Delaware corporation (the “Company”), and MELLON INVESTOR SERVICES LLC, a New Jersey limited liability company, as rights agent (the “Rights Agent”).

W I T N E S S E T H:

WHEREAS, on May 22, 2009, the Board of Directors of the Company (the “Board”) authorized the issuance of rights (collectively, the “Rights,” and individually a “Right”), each Right being a right to purchase, on the terms and subject to the provisions of this Agreement, one share of the Company’s Common Stock;

WHEREAS, on May 22, 2009 (the “Declaration Date”), the Board (a) authorized and declared a dividend distribution of one Right for every share of Common Stock, $0.01 par value per share, of the Company outstanding at the Close of Business (as hereinafter defined) on June 5, 2009 (the “Dividend Record Date”), and (b) authorized the issuance of, and agreed to issue, one Right (as such number may be adjusted in accordance with Section 11.9 hereof) for every share of Common Stock of the Company issues between the Dividend Record Date and the earliest of (x) the Distribution Date (as hereinafter defined), (y) the Expiration Date (as hereinafter defined) and (z) the redemption of the Rights; and

WHEREAS, the Company desires to appoint the Rights Agent to act as rights agent hereunder, in accordance with the terms and conditions hereof.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereto hereby agree as follows:

1. Certain Definitions.

For purposes of this Agreement, the following terms have the meanings indicated:

“Acquiring Person” shall mean any Person who, together with all Affiliates of such Person, shall be the Beneficial Owner of 15% or more of the shares of Common Stock then outstanding, but shall not include:

(a) the Company,

(b) any Subsidiary of the Company,

(c) any employee benefit plan or compensation arrangement of the Company or of any Subsidiary of the Company,

(d) any Person organized, appointed, or established by the Company or a Subsidiary of the Company pursuant to the terms of any plan or arrangement described in clause (c) above, or

(e) any Person who would otherwise be an Acquiring Person upon the adoption of this Agreement unless and until such Person, or any Affiliate of such Person, acquires Beneficial Ownership of any additional Common Stock after adoption of this Agreement (other than pursuant to a stock dividend or a stock split), in which case such Person shall be an Acquiring Person.

Notwithstanding the foregoing, (i) if the Board determines in good faith that a Person who would otherwise be an “Acquiring Person” has become such inadvertently, and such Person divests as promptly as practicable (as determined in good faith by the Board) or enters into a written agreement with the Company to divest a sufficient number of Common Stock so that such Person, together with its Affiliates, would no longer be an “Acquiring Person,” as defined herein, then such Person shall not be deemed to be or to have been an “Acquiring Person” for any purposes of this Agreement, and (ii) no Person shall become an “Acquiring Person” as the result of an acquisition by the Company of Common Stock which, by reducing the number of shares outstanding, increases the proportionate number of shares beneficially owned by such Person to 15% or more of the shares of Common Stock then outstanding; provided, however, that if a Person shall become the Beneficial Owner of 15% or more of the shares of Common Stock then outstanding by reason of share purchases by the Company and shall, after such share purchases by the Company, become the Beneficial Owner of any additional shares (other than pursuant to a stock split, stock dividend or similar transaction) of Common Stock and immediately thereafter be the Beneficial Owner of 15% or more of the shares of Common Stock then outstanding, then such Person shall be deemed to be an “Acquiring Person.”

“Act” shall mean the Securities Act of 1933 (or any successor act), as amended and as may from time to time be in effect.

“Affiliate,” with respect to any Person, shall mean any other Person who is, or who would be deemed to be, an “affiliate” or an “associate” of such Person within the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as such Rule is in effect on the Declaration Date.

A Person shall be deemed the “Beneficial Owner” of, and shall be deemed to “beneficially own” or have “Beneficial Ownership” of, any securities:

(a) which such Person or any of such Person’s Affiliates has, directly or indirectly, “beneficial ownership” of within the meaning of Section 13d-3 of the General Rules and Regulations under the Exchange Act, as such Rule is in effect on the Declaration Date;

(b) which such Person or any of such Person’s Affiliates has, directly or indirectly, the right to acquire (whether such right is exercisable immediately or after the passage of time or the fulfillment of a condition or both) pursuant to any agreement, arrangement or understanding (whether or not in writing) or upon the exercise of conversion, exchange or other rights, warrants or options, or otherwise;

(c) which such Person or any of such Person’s Affiliates has, directly or indirectly, the right to vote or dispose of, including pursuant to any agreement, arrangement or understanding (whether or not in writing); provided, however, that a Person shall not be deemed the “Beneficial Owner” of, or to “beneficially own,” any security for purposes of part (c) of this definition as a result of an agreement, arrangement or understanding to vote such security if such agreement, arrangement or understanding:

(i) arises solely from a revocable proxy given in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable proxy solicitation rules and regulations promulgated under the Exchange Act, or

(ii) is not also then reportable by such Person on Schedule 13D under the Exchange Act (or any comparable or successor report); or

(d) which are beneficially owned, directly or indirectly, by any other Person or any Affiliate thereof with which such Person or any of such Person’s Affiliates has any agreement, arrangement or understanding (whether or not in writing), for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy or in connection with a proxy or consent solicitation described in clause (i) or (ii) of the proviso to part (c) of this definition) or disposing of any securities of the Company;

(e) in respect of which such Person or any of such Person’s Affiliates is party to any plan, agreement, understanding or arrangement, whether as a receiver, buyer, guarantor, payer, seller or guaranteed party, which to the knowledge of such Person or any of such Person’s Affiliates creates, results in or gives rise to, directly or indirectly, a Synthetic Long Position that has been or is required to be disclosed in a filing by any Person with the Securities and Exchange Commission pursuant to Regulations 13D or 13G or Regulation 14D under the Exchange Act in respect of which Common Stock are the “subject security” (as such term is used in such Regulations);

provided, however, that for purposes of this definition a Person shall not be deemed the “Beneficial Owner” of, or to “beneficially own,”

(1)	securities tendered pursuant to a tender or exchange offer made by such Person or any of such Person’s Affiliates until such tendered securities are accepted for purchase or exchange,

(2)	securities issuable upon exercise of Rights at any time prior to the occurrence of a Common Stock Event, or

(3)	securities issuable upon exercise of Rights which were held by a Person or its Affiliates prior to the Distribution Date as long as such Person is not responsible for the occurrence of the Common Stock Event giving rise to the Distribution Date;

and provided, further, however, that no Person engaged in business as an underwriter of securities shall be deemed the Beneficial Owner of any securities acquired through such Person’s participation as an underwriter in good faith in a firm commitment underwriting until the expiration of forty (40) days after but not including the date of such acquisition.

For all purposes of this Agreement, the phrase “then outstanding,” when used with reference to the percentage of the then outstanding securities beneficially owned by a Person, shall mean the number of securities then issued and outstanding together with the number of such securities not then actually issued and outstanding which such Person or any of such Person’s Affiliates would be deemed to beneficially own hereunder.

“Board” shall have the meaning set forth in the recitals to this Agreement.

“Business Day” shall mean any day other than a Saturday, Sunday or a day on which banking institutions in the State of New York or New Jersey or the city in which the principal office of the Rights Agent is located are authorized or obligated by law or executive order to close.

“Close of Business” on any given date shall mean 5:00 p.m., New York City time, on such date; provided, however, that if such date is not a Business Day it shall mean 5:00 p.m., New York City time, on the next succeeding Business Day.

“Closing Price” shall have the meaning set forth in Section 11.4 hereof.

“Common Stock” shall mean the Common Stock, $0.01 par value per share, of the Company, except that “Common Stock” when used with respect to any Person other than the Company shall mean either (a) the capital stock or other equity interest of such Person with the greatest voting power, or (b) the equity securities or other equity interests having power to control or direct the management and affairs of such Person, or if such Person is a Subsidiary of another Person, the Person (x) who ultimately controls such Person that is the Subsidiary and (y) which has outstanding such common stock (or such other capital stock, equity securities or interests). “Common Stock” when used with reference to any Person not organized in corporate form shall mean units of beneficial interest which (x) shall represent the right to participate generally in the profits and losses of such Person (including without limitation any flow-through tax benefits resulting from an ownership interest in such Person) and (y) shall be entitled to exercise the greatest voting power of such Person or, in the case of a limited partnership, shall have the power to remove or otherwise replace the manager or managers, general partner, or partners or persons or entities performing similar functions.

“Common Stock Equivalents” shall have the meaning set forth in Section 11.1.3(b)(iii) hereof.

“Common Stock Event” shall mean (i) when any Person, alone or together with its Affiliates, at any time after the Declaration Date becomes an Acquiring Person or (ii) the occurrence of any of the events described in Section 13.1(a)-(c) hereof.

“Company” shall have the meaning set forth in the preamble to this Agreement.

“Current Market Price” shall have the meaning set forth in Section 11.4 hereof.

“Current Value” shall have the meaning set forth in Section 11.1.3 hereof.

“Declaration Date” shall have the meaning set forth in the recitals to this Agreement.

“Directors” shall mean the members of the Board.

“Disqualified Transferee” shall mean any Person who is a direct or indirect transferee of any Right from an Acquiring Person or an Affiliate of an Acquiring Person and who became such a transferee (a) after the occurrence of a Common Stock Event or (b) prior to or concurrently with the Acquiring Person becoming such and received such Right pursuant to a transfer (whether or not for value) (x) from the Acquiring Person to holders of its Common Stock or other equity securities or to any Person with whom the Acquiring Person has any continuing agreement, arrangement, or understanding (whether or not in writing) regarding the transferred Right, the shares of Common Stock associated with such Rights or the Company, or (y) which a majority of the Board determines is part of a plan, arrangement, or understanding (whether or not in writing) which has as a primary purpose or effect, the avoidance of Section 7.5 hereof.

“Distribution Date” shall mean the Close of Business on the date which is the later of (a) the earlier of (i) the 10th Business Day following the Stock Acquisition Date or (ii) the 10th Business Day following the Offer Commencement Date or (b) such specified or unspecified date thereafter which is on or after the Dividend Record Date, as may be determined by a majority of the Board.

“Dividend Record Date” shall have the meaning set forth in the recitals to this Agreement.

“Equivalent Preferred Stock” shall have the meaning set forth in Section 11.2 hereof.

“Excess Amount” shall have the meaning set forth in Section 11.1.3 hereof.

“Exchange Act” shall mean the Securities Exchange Act of 1934 (or any successor act), as amended and as may from time to time be in effect.

“Exchange Ratio” shall have the meaning set forth in Section 24.1 hereof.

“Expiration Date” shall have the meaning set forth in Section 7.1 hereof.

“Offer Commencement Date” shall mean the date of the commencement by any Person, other than (a) the Company, (b) a Subsidiary of the Company, (c) any employee benefit plan of the Company or of any Subsidiary of the Company or (d) any Person organized, appointed, or established by the Company or such Subsidiary pursuant to the terms of any such plan, of a tender or exchange offer (including when such offer is first published or sent or given within the meaning of Rule 14d-2(a) of the General Rules and Regulations under the Exchange Act) if upon consummation thereof such Person and Affiliates thereof would be the Beneficial Owner of 15% or more of the then outstanding shares of Common Stock (including any such date which is after the date of this Agreement and prior to the issuance of the Rights on the Dividend Record Date or thereafter).

“Officers’ Certificate” has the meaning set forth in Section 20.2 hereof.

“Other Consideration” has the meaning set forth in Section 6.1 hereof.

“Person” shall mean (a) a company, corporation, association, partnership, joint venture, limited liability company, trust, estate, organization, business, entity or individual, and shall include any successor (by merger or otherwise) of any such entity or (b) a “group” as that term is used for purposes of Section 13(d)(3) of the Exchange Act.

“Purchase Price” shall have the meaning set forth in Section 7.2 hereof.

“Redemption Price” shall have the meaning set forth in Section 23 hereof.

“Rights” shall have the meaning set forth in the recitals to this Agreement.

“Rights Agent” shall have the meaning set forth in the preamble of this Agreement subject to the appointment of a successor Rights Agent pursuant to Section 21 hereof.

“Rights Certificates” shall have the meaning set forth in Section 3.2 hereof.

“Stock Acquisition Date” shall mean the earlier of (a) the date of the first public announcement by an Acquiring Person or the Company that an Acquiring Person has become such (including the first date on which any filing with any governmental authority disclosing that an Acquiring Person has become such becomes available to the public), or (b) the date on which a majority of the Directors has actual knowledge that an Acquiring Person has become such.

“Subsidiary” shall mean, with respect to any Person, any corporation or other entity of which a majority of the voting power of the voting equity securities or equity interests is owned, directly or indirectly, by such Person.

“Substitution Period” shall have the meaning set forth in Section 11.1.4 hereof.

“Summary of Rights” shall have the meaning set forth in Section 3.3 hereof.

“Synthetic Long Position” shall mean any option, warrant, convertible security, stock appreciation right or other contractual right, whether or not presently exercisable, which has an exercise or conversion privilege or a settlement payment or mechanism at a price related to Common Stock or a value determined in whole or part with reference to, or derived in whole or in part from, the market price or value of Common Stock, whether or not such right is subject to settlement in whole or in part in Common Stock, and which increases in value as the value of Common Stock increases or which provides to the holder of such right an opportunity, directly or indirectly, to profit or share in any profit derived from any increase in the value of Common Stock, but shall not include:

(i) rights of a pledgee under a bona fide pledge of Common Stock;

(ii) rights of all holders of Common Stock to receive Common Stock pro rata, or obligations to dispose of Common Stock, as a result of a merger, exchange offer, or consolidation involving the Company;

(iii) rights or obligations to surrender Common Stock, or have Common Stock withheld, upon the receipt or exercise of a derivative security or the receipt or vesting of equity securities, in order to satisfy the exercise price or the tax withholding consequences of receipt, exercise or vesting;

(iv) interests in broad-based index options, broad-based index futures, and broad-based publicly traded market baskets of stocks approved for trading by the appropriate federal governmental authority;

(v) interests or rights to participate in employee benefit plans of the Company held by employees or former employees of the Company; or

(vi) options granted to an underwriter in a registered public primary or secondary offering for the purpose of satisfying over-allotments in such offering.

The number of shares of Common Stock in respect of which a Person has a Synthetic Long Position shall be the notional or other number of shares of Common Stock specified in a filing by such Person or any of such Person’s Affiliates with the Securities and Exchange Commission pursuant to Regulation 13D, Regulation 13G or Regulation 14D under the Exchange Act in respect of which Common Stock is the “subject security” (as such term is fined in such Regulations) or in the documentation evidencing the Synthetic Long Position as being subject to be acquired upon the exercise or settlement of the applicable right or as the basis upon which the value or settlement amount of such right, or the opportunity of the holder of such right to profit or share in any profit, is to be calculated in whole or in part or, if no such number of shares of Common Stock is specified in such filing or documentation, as determined by the Board in good faith to be the number of shares Common Stock to which the Synthetic Long Position relates.

“Trading Day” shall mean a day on which the principal national securities exchange or comparable system which such security is listed or admitted to trading is open for the transaction of business or, if such security is not listed or admitted to trading on any national securities exchange or comparable system, a day which is a Business Day.

2. Appointment of Rights Agent. The Company hereby appoints the Rights Agent to act as agent for the Company in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint such co-Rights Agents as it may deem necessary or desirable, upon ten (10) days’ prior written notice to the Rights Agent. The respective duties of the Rights Agent and any Co-Rights Agent shall be as the Company shall determine and the Company shall provide written notice thereof to the Rights Agent. The Rights Agent shall have no duty to supervise, and in no event be liable for, the acts or omissions of any such co-Rights Agent.

3. Evidence and Transfer of Rights.

3.1. Prior to Distribution Date. Until the Distribution Date, (a) the Rights will be evidenced (subject to the provisions of Section 3.4 hereof) by the certificates representing             shares of Common Stock registered in the names of the holders of the Common Stock (which certificates shall be deemed also to be certificates for the associated Rights) and not by separate rights certificates and the registered holders of the Common Stock shall also be the registered holders of the associated Rights, and (b) the Rights will be transferable only in connection with the transfer of the associated shares of Common Stock.

3.2. After Distribution Date. As soon as practicable after the Company has notified the Rights Agent of the occurrence of the Distribution Date and provided the Rights Agent with all necessary information (and if the Rights Agent is not also the transfer agent and registrar of Common Stock, provided the Rights Agent with the names and addresses of all record holders of Common Stock), the Rights Agent will send by first class, insured, postage prepaid mail, to each record holder of the Common Stock as of the Close of Business on the Distribution Date, at the address of such holder shown on the stock transfer records of the Company, one or more rights certificates, in substantially the form of Exhibit A hereto (the “Rights Certificates”), evidencing in the aggregate that number of Rights to which such holder is entitled in accordance with the provisions of this Agreement. As of and after the Distribution Date, the Rights will be evidenced solely by such Rights Certificates. The Rights are exercisable only in accordance with the provisions of Section 7 hereof and are redeemable only in accordance with Section 23 hereof. The Company shall promptly notify the Rights Agent in writing upon the occurrence of the Distribution Date and, if such notification is given orally, the Company shall confirm the same in writing on or prior to the Business Day next following. Until such notice is received by the Rights Agent, the Rights Agent may presume conclusively for all purposes that the Distribution Date has not occurred.

3.3. Summary of Rights. As soon as practicable after the Dividend Record Date, the Company will make available a copy of a Summary of Rights, in substantially the form attached hereto as Exhibit B (the “Summary of Rights”), to any holder of Rights who may request it from time to time prior to the Expiration Date.

3.4. Common Stock Outstanding on the Record Date. Until the Distribution Date (or the earlier redemption, expiration or termination of the Rights), the surrender for transfer of any of the certificates representing shares of the Common Stock outstanding on the Dividend Record Date, with or without a copy of the Summary of Rights, shall also constitute the transfer of the Rights associated with the Common Stock represented by such certificate.

3.5. Future Issuances of Common Stock; Stock Legends. Rights shall be issued in respect of all shares of Common Stock issued (whether originally issued or delivered from the Company’s treasury) after the Dividend Record Date but prior to the earliest of (a) the Distribution Date, (b) the Expiration Date or (c) the redemption of the Rights. Certificates representing such shares of Common Stock and certificates issued on transfer of any shares of Common Stock, with or without a copy of the Summary of Rights, prior to the Distribution Date (or earlier expiration or redemption of the Rights) shall be deemed also to be certificates for the associated Rights, and commencing as soon as reasonably practicable following the Dividend Record Date the Company shall cause such certificates to bear the following legend (or a legend substantially in the form thereof):

“This certificate also evidences and entitles the holder to Rights set forth in a Rights Agreement between the issuer and Mellon Investor Services LLC, as Rights Agent (the “Rights Agent”), dated as of May 26, 2009 (the “Rights Agreement”), the terms of which are incorporated herein by reference and a copy of which is on file at the offices of both the issuer and the Rights Agent. The Rights Agent will mail to the registered holder of this certificate a copy of the Rights Agreement, as in effect on the date of mailing, without charge upon written request. Under certain circumstances set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. Under certain circumstances set forth in the Rights Agreement, Rights issued to, or held by any Person who is, was or becomes, or acquires shares from, an Acquiring Person or any Affiliate of an Acquiring Person (as each such term is defined in the Rights Agreement and generally relating to the ownership or purchase of large shareholdings), whether currently held by or on behalf of such Person or Affiliate or by certain subsequent holders, may become null and void.

Until the Distribution Date or the earlier redemption, expiration or termination of the Rights, the Rights associated with the Common Stock shall be evidenced by the Common Stock certificates alone and the registered holders of Common Stock shall also be the registered holders of the associated Rights, and the surrender for transfer of any of such certificates shall also constitute the transfer of the Rights associated with the Common Stock represented by such certificate.”

With respect to such certificates containing the foregoing legend, the Rights associated with the Common Stock represented by such certificates shall be evidenced by such certificates alone until the earlier of the Distribution Date, the Expiration Date or the redemption of the Rights, and the transfer of any of such certificates shall also constitute the transfer of the Rights associated with the Common Stock represented by such certificates. The failure to print the foregoing legend on any such certificate representing Common Stock or any defect therein shall not affect in any manner whatsoever the application or interpretation of the provisions of Section 7.5 hereof.

4. Rights Certificates.

4.1. Form of Rights Certificates. The Rights Certificates (and the form of assignment and the form of exercise notice and certificate to be printed on the reverse thereof) shall each be substantially in the form set forth in Exhibit A hereto and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate (but which do not affect the rights, duties or responsibilities of the Rights Agent) and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Rights may from time to time be listed or traded, or to conform to usage. Subject to the provisions of Sections 11 and 22 hereof, the Rights Certificates, whenever distributed, shall be dated as of the Dividend Record Date (or, if the shares to which the Rights are attached are issued thereafter, such date of issuance), shall include the date of countersignature and on their face shall entitle the holders thereof to purchase such number of shares of Common Stock as shall be set forth therein at the Purchase Price (as hereinafter defined), but the amount and type of securities issuable upon the exercise of each Right and the Purchase Price shall be subject to adjustment as provided herein.

4.2. Legends. Subject to Section 7.5, the Company shall cause any Rights Certificate issued pursuant to Section 3.2 or 22 hereof that represents Rights beneficially owned by (a) any Acquiring Person or any Affiliate of an Acquiring Person, or (b) any Disqualified Transferee, and any other Rights Certificate issued pursuant to Section 6 or 11 hereof upon the transfer, exchange, replacement, or adjustment of any such Rights Certificate, to contain (to the extent feasible) a legend in substantially the following form:

“The Rights represented by this Rights Certificate are or were beneficially owned by a Person who was or became an Acquiring Person or an Affiliate (which includes both affiliates and associates) of an Acquiring Person (as each such term is defined in the Rights Agreement between the issuer and Mellon Investor Services LLC, as Rights Agent, dated as of May 26, 2009 (the “Rights Agreement”)). Accordingly, this Rights Certificate and the Rights represented hereby may become null and void in the circumstances specified in Section 7.5 of the Rights Agreement. The Rights Agent will mail to the registered holder of this certificate a copy of the Rights Agreement, as in effect on the date of such mailing, without charge upon written request.”

5. Countersignature and Registration. The Rights Certificates shall be executed on behalf of the Company by its Chairman of the Board, President, Chief Financial Officer, any Senior Vice President or Treasurer, either manually or by facsimile signature, and shall have affixed thereto the Company’s seal or facsimile thereof which shall be attested by the Secretary or an Assistant Secretary of the Company, either manually or by facsimile signature. The Rights Certificates shall be countersigned, either manually or by facsimile signature, by the Rights Agent and shall not be valid for any purpose unless so countersigned. In case any officer of the Company who shall have signed any of the Rights Certificates shall cease to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Rights Certificates, nevertheless, may be countersigned by the Rights Agent, issued, and delivered with the same force and effect as though the person who signed such Rights Certificates had not ceased to be such officer of the Company. Any Rights Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Rights Certificate, shall be a proper officer of the Company to sign such Rights Certificate, although at the date of the execution of this Agreement any such person was not such an officer. Following the Distribution Date, receipt by the Rights Agent of notice to that effect and all necessary information referred to in Section 3.2, the Rights Agent shall keep or cause to be kept, at the office of the Rights Agent designated for such purpose, books for registration and transfer of the Rights Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Rights Certificates, the number of Rights evidenced on its face by each of the Rights Certificates, and the date of countersignature thereof by the Rights Agent.

6. Replacement of Rights Certificates.

6.1. Transfer, Split-up, Combination and Exchange of Rights Certificates. Subject to the provisions of Sections 4.2, 7.5, and 14 hereof, at any time after the Close of Business on the Distribution Date, and at or prior to the earlier of the Close of Business on the Expiration Date or the redemption of the Rights, any Rights Certificate may be transferred, split up, combined or exchanged for another Rights Certificate or Rights Certificates, entitling the registered holder to purchase a like number of shares of Common Stock (and/or, following a Common Stock Event, such other securities, cash or other assets as shall be issuable in respect of the Rights in accordance with the terms of this Agreement (such other securities, cash or other assets being referred to herein as “Other Consideration”)) as the Rights Certificate surrendered then entitled such holder (or former holder in the case of a transfer) to purchase. Any registered holder desiring to transfer, split up, combine or exchange any Rights Certificate shall make such request in writing delivered to the Rights Agent, and shall surrender the Rights Certificate to be transferred, split up, combined, or exchanged at the office of the Rights Agent designated for such purpose, accompanied by a signature guarantee and such other documentation as the Rights Agent may reasonably request. The Rights Certificates are transferable only on the books of the Rights Agent. Neither the Rights Agent nor the Company shall be obligated to take any action whatsoever with respect to the transfer of any such surrendered Rights Certificate until the registered holder shall have properly completed and signed the certificate contained in the form of assignment on the reverse side of such Rights Certificate and shall have provided such additional evidence of the identity of the Beneficial Owner from whom the Rights evidenced by such Rights Certificate are to be transferred (or the Beneficial Owner to whom such Rights are to be transferred) or Affiliates thereof as the Company or the Rights Agent shall reasonably request. Thereupon, subject to Sections 4.2, 7.5, and 14 hereof, the Company shall execute and the Rights Agent shall countersign and deliver to the Person entitled thereto a Rights Certificate or Rights Certificates, as the case may be, as so requested. The Company may require payment by the holders of Rights of a sum sufficient to cover any tax or charge that may be imposed in connection with any transfer, split up, combination or exchange of Rights Certificates which the Company is not required to pay in accordance with Section 9.4 hereof. The Rights Agent shall have no duty or obligation under any Section of this Agreement which requires the payment of taxes and/or charges unless and until it is satisfied that all such taxes and/or charges have been paid.

6.2. Mutilated, Destroyed, Lost or Stolen Rights Certificates. Upon receipt by the Company and the Rights Agent of evidence satisfactory to them of the loss, theft, destruction or mutilation of a Rights Certificate, and, in case of loss, theft or destruction, the receipt of indemnity or security satisfactory to them, and upon reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Rights Certificate, if mutilated, accompanied by a signature guarantee and such other documentation as the Rights Agent may reasonably request, the Company will execute and deliver a new Rights Certificate of like tenor to the Rights Agent for countersignature and delivery to the registered owner in lieu of the Rights Certificate so lost, stolen, destroyed or mutilated.

7. Exercise of Rights; Purchase Price; Expiration Date of Rights.

7.1. Exercise of Rights. Except as otherwise provided herein, the registered holder of any Rights Certificate may exercise the Rights evidenced thereby in whole or in part at any time from and after the Distribution Date and at or prior to the Close of Business on May 25, 2012 (the “Expiration Date”). Immediately after the Close of Business on the Expiration Date (or the earlier redemption of the Rights), all Rights shall be extinguished and all Rights Certificates shall become null and void. To exercise Rights, the registered holder of the Rights Certificate evidencing such Rights shall surrender such Rights Certificate, with the form of election to purchase on the reverse side thereof properly completed and the certificate contained therein duly executed, to the Rights Agent at the office of the Rights Agent designated for such purpose, accompanied by a signature guarantee and such other documentation as the Rights Agent may reasonably request, together with payment in cash, only if by electronic or wire transfer, or by certified check or bank check, of the Purchase Price with respect to the total number of shares of Common Stock (and/or, after a Common Stock Event,             shares and/or similar units of Other Consideration) as to which the Rights are exercised (which payment shall include any additional amount payable by such Person in accordance with Section 9.4 hereof). The Rights Agent shall promptly deliver to the Company all payments of the Purchase Price received in respect of Rights Certificates accepted for exercise.

7.2. Purchase Price. The purchase price for each share of Common Stock issuable pursuant to the exercise of a Right (the “Purchase Price”) shall initially be $55.00, shall be subject to adjustment as provided in Section 11 and Section 13 hereof, and shall be payable in lawful money of the United States of America.

7.3. Duties of Rights Agent Upon Exercise. Subject to Section 11.1.2, upon receipt of a Rights Certificate representing the Rights, with the form of election to purchase set forth on the reverse side thereof properly completed and the certificate contained therein duly executed, accompanied by payment of the Purchase Price, with respect to each Right so exercised, the Rights Agent, subject to Sections 7.5, 11.1.3 and 20.11 hereof, shall thereupon promptly:

(a) requisition from any transfer agent of the Common Stock (or from the Company if there shall be no such transfer agent, or make available if the Rights Agent is such transfer agent) certificates for the total number of shares of Common Stock to be purchased, and the Company hereby irrevocably authorizes such transfer agent to comply with any such request,

(b) after receipt of such certificates, cause the same to be delivered to or upon the order of the registered holder of such Rights Certificate, registered in such name or names as may be designated in writing by such holder, and

(c) when necessary to comply with this Agreement, requisition from the Company the amount of cash to be paid in lieu of issuance of a fractional share in accordance with Section 14 hereof and after receipt promptly deliver such cash to or upon the order of the registered holder of such Rights Certificate.

After the occurrence of a Common Stock Event, the Company shall make all necessary arrangements so that any Other Consideration then deliverable in respect of the Rights is available for distribution by the Rights Agent. For purposes of this Section 7, the Rights Agent shall be entitled to rely, and shall be protected in relying, on an Officers’ Certificate from the Company to the effect that the Distribution Date has occurred. In the case of a purchase of securities other than Common Stock of the Company pursuant to Section 13 and prompt written notice thereof to the Rights Agent, the Rights Agent shall promptly take the appropriate actions corresponding in such case to that referred to in Section 7.3(a) through 7.3(c).

7.4. Partial Exercise. Subject to Sections 4.2, 7.5, and 14 hereof, in case the registered holder of any Rights Certificate shall exercise less than all the Rights evidenced thereby, a new Rights Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be executed and delivered by the Company to the Rights Agent and countersigned and delivered by the Rights Agent to the registered holder of such Rights Certificate or to such holder’s duly authorized assigns.

7.5. Rights Owned by Acquiring Person or Disqualified Transferee Null and Void. Notwithstanding anything in this Agreement to the contrary, from and after the first occurrence of a Common Stock Event, any Rights beneficially owned by (a) an Acquiring Person or an Affiliate of an Acquiring Person, or (b) a Disqualified Transferee shall become null and void without any further action, and no holder of such Rights shall have any rights whatsoever with respect to such Rights, whether under any provision of this Agreement or otherwise. The Company shall use all reasonable efforts to ensure that the provisions of this Section 7.5 and Section 4.2 hereof are complied with, but the Company shall have no liability to any holder of Rights Certificates or other Person, and none of the terms of this Agreement or the Rights shall be deemed to be waived with respect to such holder or other Person, as a result of any failure by the Company to make any determinations with respect to an Acquiring Person or any Affiliate of an Acquiring Person or Disqualified Transferees hereunder or any failure to have a legend placed on any Rights Certificate in accordance with Section 4.2 hereof or on any Common Stock certificate in accordance with Section 3.5 hereof.

7.6. Proper Exercise Required. Notwithstanding anything in this Agreement to the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to a holder of any Rights Certificate upon the occurrence of any purported exercise thereof unless such holder shall have (a) properly completed and duly signed the certificate contained in the form of election to purchase set forth on the reverse side of the Rights Certificate surrendered for such exercise, and (b) provided such additional evidence of the identity of the Beneficial Owner from whom the Rights evidenced by such Rights Certificate are to be transferred (or the Beneficial Owner to whom such Rights are to be transferred) or Affiliates thereof as the Company or the Rights Agent shall reasonably request.

8. Cancellation and Destruction of Rights Certificates. All Rights Certificates surrendered for the purpose of and accepted for exercise, or surrendered for the purpose of redemption, transfer, split up, combination or exchange shall, if surrendered to the Company or to any of its agents (other than the Rights Agent), be delivered to the Rights Agent for cancellation or in canceled form, or, if surrendered to the Rights Agent, shall be canceled by it, and no Rights Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Rights Certificates purchased or retired by the Company otherwise than upon the exercise thereof. The Rights Agent shall deliver all canceled Rights Certificates to the Company, or may, at the written request of the Company, but shall not be required to, destroy such canceled Rights Certificates, and in such case shall deliver a certificate of destruction thereof to the Company.

9. Reservation and Availability of Shares of Common Stock; Other Covenants.

9.1. Reservation and Availability of Common Stock. The Company covenants and agrees that on and after the Distribution Date, it shall use reasonable efforts to cause to be reserved and kept available out of its authorized and unissued shares of Common Stock (and/or, following the occurrence of a Common Stock Event, out of its authorized and unissued shares of Other Consideration, or out of its authorized and issued shares held in its treasury), the number of shares of Common Stock (and/or, following a Common Stock Event, shares of Other Consideration) that, except as provided in Section 11.1.3 hereof, would then be sufficient to permit the exercise in full of all outstanding Rights; provided, however, that the reservation of such shares shall be subject and subordinate to any other reservation of such             shares made by the Company at any time for any lawful purpose; provided, further, however, that in no event shall such failure to so reserve shares affect the rights of any holder of Rights hereunder.

9.2. Best Efforts to List Shares Issuable Upon Exercise. The Company covenants and agrees that on and after the Distribution Date so long as the Common Stock (and/or, following a Common Stock Event, shares and/or similar units of Other Consideration) issuable upon the exercise of Rights may be listed on any national securities exchange or comparable system, the Company shall use its best efforts to cause all shares (or similar units) reserved for such issuance to be listed on such exchange or comparable system upon official notice of issuance upon such exercise.

9.3. Duly Authorized, Fully Paid, Nonassessable Shares. The Company covenants and agrees that it shall take all such action as may be necessary to ensure that each share of Common Stock (and/or, following a Common Stock Event, each share and/or similar unit of Other Consideration) delivered upon exercise of Rights shall, at the time of delivery of the certificates for such shares (or units), subject to payment in full of the Purchase Price, be duly and validly authorized and issued and fully paid and nonassessable.

9.4. Transfer Taxes. The Company covenants and agrees that it shall pay when due and payable any and all taxes and charges which may be payable in respect of the issuance or delivery of the Rights Certificates or of any shares of Common Stock (and/or, following the occurrence of a Common Stock Event, each share and/or similar unit of Other Consideration) upon the exercise of Rights; provided, however, that the Company shall not be required to pay any tax or charge which may be payable in respect of any transfer involved in the transfer or delivery of Rights Certificates or in the issuance or delivery of certificates for any shares of Common Stock (and/or, following the occurrence of a Common Stock Event, each share and/or similar unit of Other Consideration) in a name other than that of the registered holder of the Rights Certificate evidencing Rights surrendered for exercise or to issue or deliver any certificates for any shares of Common Stock (and/or, following the occurrence of a Common Stock Event, any shares and/or similar units of Other Consideration) upon the exercise of any Rights until any such tax or charge shall have been paid (any such tax or charge being payable by the holder of such Rights Certificate at the time of surrender thereof) or until it has been established to the Company’s or the Rights Agent’s satisfaction that no such tax or charge is due.

9.5. Registration of Securities Issuable Upon Exercise of Rights. The Company shall use its best efforts (a) to file, as soon as practicable following the earliest date after the first occurrence of a Common Stock Event on which the consideration to be delivered by the Company upon exercise of the Rights has been determined in accordance with this Agreement, or as soon as is required by law following the Distribution Date, as the case may be, a registration statement under the Act, with respect to the securities issuable upon exercise of the Rights on an appropriate form, (b) to cause such registration statement to become effective as soon as practicable after such filing, and (c) to cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Act) until the earlier of (i) the date as of which the Rights are no longer exercisable for such securities, or (ii) the Expiration Date or earlier redemption of the Rights. The Company will also take such action as may be appropriate under, or to ensure compliance with, the securities or “blue sky” laws of the various states of the United States in connection with the exercisability of the Rights. The Company may temporarily suspend, for a period of time not to exceed ninety (90) days after but not including the date set forth in clause (a) of this Section 9.5, the exercisability of the Rights in order to prepare and file such registration statement or to permit it to become effective. Upon any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended. The Company shall thereafter issue a public announcement at such time as the suspension is no longer in effect. The Company shall notify the Rights Agent whenever it makes a public announcement pursuant to this Section 9.5 and give the Rights Agent a copy of such announcement. Notwithstanding any provision of this Agreement to the contrary, the Rights shall not be exercisable in any jurisdiction unless the requisite qualification in such jurisdiction shall have been obtained.

10. Issuance of Stock Upon Exchange; No Rights as Stockholder Until Exercise. Each Person in whose name any certificate for any shares of Common Stock (and/or, following the occurrence of a Common Stock Event, shares and/or similar units of Other Consideration) is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of such shares of Common Stock (and/or such shares and similar units of Other Consideration, as the case may be) represented thereby, and such certificate shall be dated the date which is the later of (a) the date upon which the Rights Certificate evidencing such Rights was duly surrendered, or (b) the date upon which payment of the Purchase Price (and any applicable taxes or charges) in respect thereof was duly made; provided, however, that if such date is a date upon which the relevant transfer books of the Company are closed, such Person shall be deemed to have become the record holder of such shares (or Other Consideration) on, and such certificate shall be dated, the next succeeding Business Day on which such transfer books of the Company are open; provided, further, that the Company covenants and agrees that it shall not close such transfer books for a period exceeding ten consecutive days. Prior to the exercise of the Rights evidenced thereby (which shall be deemed to have occurred on the date such certificate for shares and/or similar units of Common Stock or Other Consideration shall be dated in accordance with this Section 10), the holder of a Rights Certificate, as such, shall not be entitled to any rights of a security holder of the Company with respect to the shares of Common Stock (and/or such shares or similar units of Other Consideration) for which the Rights shall be exercisable, including, without limitation, the right to vote, to receive dividends or other distributions, or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company, except as expressly provided herein.

11. Adjustments to Rights. The Purchase Price and the number and kind of securities covered by each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

11.1. Stock Splits; Flip-in Provisions.

11.1.1 Stock Splits and Other Adjustments to Common Stock. In the event that the Company shall at any time after the Declaration Date (a) declare and pay a dividend on the Common Stock payable in shares of Common Stock, (b) subdivide the outstanding Common Stock, (c) combine the outstanding Common Stock into a smaller number of shares, or (d) issue, change, or alter any of its shares of capital stock in a reclassification or recapitalization (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving Person), except as otherwise provided in this Section 11.1.1 and Section 7.5 hereof, then, and in each such case, the Purchase Price in effect at the time of the record date for such dividend or the effective time of such subdivision, combination, reclassification or recapitalization, and the number and kind of shares of capital stock issuable upon exercise of the Rights at such time, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive the aggregate number and kind of shares of Common Stock or other capital stock which, if such Right had been exercised immediately prior to such time at the Purchase Price then in effect and at a time when the transfer books for the Common Stock (or other capital stock) of the Company were open, such holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination, reclassification or recapitalization. If an event occurs which would require an adjustment under both this Section 11.1.1 and Section 11.1.2 hereof, the adjustment provided in this Section 11.1.1 shall be in addition to, and shall be made prior to, any adjustment required pursuant to Section 11.1.2 hereof.

11.1.2 Flip-in Provisions. Subject to Section 24, in the event that any Person, alone or together with its Affiliates, shall at any time after the Declaration Date become an Acquiring Person, then each holder of a Right, except as provided in Section 7.5 hereof, shall thereafter have the right to receive, upon exercise thereof at the Purchase Price in effect at the time of exercise in accordance with the terms of this Agreement, in lieu of a number of shares of Common Stock, such number of shares of Common Stock of the Company as shall equal the result obtained by (x) multiplying an amount equal to the then current Purchase Price by an amount equal to the number of shares of Common Stock for which a Right was or would have been exercisable immediately prior to the first occurrence of any such event whether or not such Right was then exercisable, and (y) dividing that product by 50% of the Current Market Price per share of the Common Stock of the Company (as defined in Section 11.4 hereof) determined as of the date of such first occurrence.

11.1.3 Substitution of Securities or Assets Issued Upon Exercise. In the event that:

(a) the number of shares of Common Stock which are authorized by the Company’s charter but not outstanding or reserved for issuance for purposes other than upon exercise of the Rights are not sufficient to permit the exercise in full of the Rights in accordance with Section 7.3 hereof, or

(b) a majority of the Board determines that it would be appropriate and not contrary to the interests of the holders of Rights (other than any Acquiring Person or Disqualified Transferee or any Affiliate of the Acquiring Person or Disqualified Transferee),

then,

in lieu of issuing whole or fractional shares of Common Stock in accordance with Section 7.3 hereof, the Board shall determine an amount, if any, (the “Excess Amount”) equal to the excess of (x) the value (the “Current Value”) of the whole or fractional shares of Common Stock issuable upon the exercise of a Right in accordance with Section 7.3 hereof, over (y) the Purchase Price, and the Company shall, with respect to each Right, make adequate provision to substitute for such whole or fractional shares of Common Stock, upon payment of the applicable Purchase Price,

(i) cash;

(ii) a reduction in the Purchase Price;

(iii) other equity securities of the Company (including, without limitation,             shares or units of preferred stock which the Board has deemed in good faith to have the same value as a share of Common Stock (such shares of preferred stock being referred to herein as “Common Stock Equivalents”));

(iv) debt securities of the Company;

(v) other assets; or

(vi) any combination of the foregoing (which would include the additional consideration provided to any holder by reducing the Purchase Price) having an aggregate value equal to the Current Value, where such aggregate value has been determined by the Board;

provided, however, subject to the provisions of Section 9.5 hereof, that if the Company shall not have made adequate provision to deliver value pursuant to this Section 11.1.3 within 30 days following the first occurrence of a Common Stock Event described in Section 11.1.2 hereof, then the Company shall be obligated to deliver, upon the surrender for exercise of a Right and without requiring payment of the Purchase Price, whole or fractional shares of Common Stock (to the extent available) and then, if necessary, cash, securities, and/or assets which in the aggregate are equal to the Excess Amount.

11.1.4 Substitution Period; Suspension of Exercisability. If the Board shall determine in good faith that it is likely that sufficient additional shares of Common Stock or Common Stock Equivalents could be authorized for issuance upon exercise in full of the Rights, the 30-day period set forth in Section 11.1.3 may be extended to the extent necessary, but not more than 90 days following the first occurrence of such a Common Stock Event (such 30 day period as it may be extended to 90 days, is referred to herein as the “Substitution Period”). To the extent that the Company determines that some action is to be taken pursuant to Section 11.1.3 and the preceding provision of this Section 11.1.4, the Company (a) shall provide, subject to Section 7.5 hereof, that (except as to the form of consideration which shall be determined as appropriate by a majority of the Board) such action shall apply uniformly to all outstanding Rights which shall not have become null and void, and (b) may suspend the exercisability of the Rights until the expiration of the Substitution Period in order to seek any authorization of additional shares and/or to decide the appropriate form of distribution to be made pursuant to such provisions and to determine the value thereof. In the event of any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended. The Company shall thereafter issue a public announcement at such time as the suspension is no longer in effect. The Company shall notify the Rights Agent whenever it makes a public announcement pursuant to this Section 11.1.4, and give the Rights Agent a copy of such announcement. For purposes of Section 11.1.3 and this Section 11.1.4, the value of the Common Stock issuable upon exercise of a Right in accordance with Section 7.3 hereof shall be the Current Market Price per share of the Common Stock (as determined pursuant to Section 11.4 hereof) on the Close of Business on the date of the first occurrence of such a Common Stock Event and the value of any Common Stock Equivalent shall be deemed to be equal to the Current Market Price per share of the Common Stock on such date.

11.2. Issuance of Other Rights to Purchase Common Stock. In the event the Company shall, after the Dividend Record Date, fix a record date for the issuance of any options, warrants, or other rights to all holders of Common Stock entitling them (for a period expiring within 45 calendar days after but not including such record date) to subscribe for or purchase (a) Common Stock, (b) shares having the same rights, privileges and preferences as the Common Stock (“Equivalent Preferred Stock”) or (c) securities convertible into Common Stock or Equivalent Preferred Stock at a price per share of Common Stock or Equivalent Preferred Stock (or having a conversion price per share of Common Stock or Equivalent Preferred Stock, if a security is convertible into Common Stock or Equivalent Preferred Stock) less than the Current Market Price per share of Common Stock (determined in accordance with Section 11.4 hereof) determined as of such record date, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding on such record date plus the number of shares of Common Stock and/or Equivalent Preferred Stock which the aggregate minimum offering price of the total number of shares of Common Stock and/or Equivalent Preferred Stock so to be offered (and/or the aggregate minimum conversion price of such convertible securities so to be offered) would purchase at such Current Market Price, and the denominator of which shall be the number of shares of Common Stock outstanding on such record date plus the maximum number of additional shares of Common Stock and/or Equivalent Preferred Stock to be offered for subscription or purchase (or the maximum number of shares into which such convertible securities so to be offered are convertible). In case such subscription price may be paid by delivery of consideration part or all of which shall be in a form other than cash, for purposes of this Section 11.2 the value of such consideration shall be the fair market value thereof as determined in good faith by the Board (which determination shall be described in an Officers’ Certificate filed with the Rights Agent). Shares of Common Stock owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed; and in the event that such options, warrants or other rights are not so issued, the Purchase Price shall be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed (subject, however, to such other adjustments as are provided herein).

11.3. Distributions of Cash or Other Assets. In the event that the Company shall, after the Dividend Record Date, fix a record date for the making of a distribution to all holders of Common Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the surviving or continuing Person) of evidences of indebtedness, cash (other than cash dividends paid out of the earnings or retained earnings of the Company and its Subsidiaries determined on a consolidated basis in accordance with generally accepted accounting principles consistently applied), other property (other than a dividend payable in a shares of Common Stock, but including any dividend payable in capital stock other than Common Stock), or subscription rights or warrants (excluding those referred to in Section 11.2 hereof), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, of which the numerator shall be (a) the Current Market Price per share of Common Stock (as defined in Section 11.4 hereof) determined as of such record date, less (b) the sum of (i) that portion of cash plus (ii) the fair market value, as determined in good faith by the Board (which determination shall be described in an Officers’ Certificate filed with the Rights Agent) of that portion of such evidences of indebtedness, such other property, and/or such subscription rights or warrants applicable to one share of Common Stock and of which the denominator shall be such Current Market Price per share of the Common Stock. Such adjustments shall be made successively whenever such a record date is fixed; and in the event such distribution is not so made, the Purchase Price shall again be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed (subject, however, to such other adjustments as are provided herein).

11.4. Determination of Current Market Price and Closing Price. For purposes of any computation hereunder, the “Current Market Price” per share (or unit) of any security on any date shall be deemed to be the average of the daily Closing Prices of such security for the 30 consecutive Trading Days immediately prior to such date; provided, however, that in the event that the Current Market Price per share of such security is determined during a period following the announcement by the issuer of such security of (a) a dividend or distribution on such security payable in shares (or units) of such security or securities convertible into shares (or units) of such security, or (b) any subdivision, combination or reclassification of such security, and prior to the expiration of such 30 Trading Days after but not including (x) the ex-dividend date for such dividend or distribution, or (y) the record or effective date for such subdivision, combination or reclassification, as the case may be, then, and in each such case, the “Current Market Price” shall be the Closing Price of such security on the last day of such 30 Trading Day period.

For purposes of this Agreement, the “Closing Price” of any security on any day shall be the last sale price, regular way, with respect to shares (or units) of such security, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, with respect to such security, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the national exchange on which such security is listed; or, if such security is not so listed or admitted to trading, the last quoted sale price with respect to shares (or units) of such security, or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market with respect to shares (or units) of such security; or, if on any such date such security is not quoted by any such organization, the average of the closing bid and asked prices with respect to shares (or units) of such security, as furnished by a professional market maker making a market in such security selected by the Board; or, if no such market maker is available, the fair market value of shares (or units) of such security as of such day as determined in good faith by the Board (which determination shall be described in an Officers’ Certificate filed with the Rights Agent).

11.5. Minor Adjustments; Calculation Precision; Purchase Price Reductions. No adjustment in the Purchase Price shall be required unless adjustment would require an increase or decrease of at least 1% in such price; provided, however, that any adjustments which by reason of this Section 11.5 are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest cent or to the nearest ten-thousandth of a share (or similar unit) of Common Stock or securities. Notwithstanding the first sentence of this Section 11.5, any adjustment required by this Section 11 shall be made no later than the earlier of (x) three years from the date of the transaction which mandates the adjustment or (y) the Expiration Date. Anything in this Section 11 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Purchase Price, in addition to those required by this Section 11, as it in its discretion shall determine to be advisable in order that any dividends, subdivision of shares, distribution of rights to purchase shares of beneficial interest or other stock or securities, or distribution of securities convertible into or exchangeable for stock hereafter made by the Company to its stockholders shall not be taxable.

11.6. Comparable Adjustments upon Substitution of Securities. In the event that at any time, as a result of an adjustment made in respect of a Common Stock Event, the holder of any Right thereafter exercised shall become entitled to receive any shares of capital stock of the Company other than shares of Common Stock, thereafter the number of such other shares so receivable upon exercise of any Right and the Purchase Price thereof shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to such other shares contained in Sections 11.1, 11.2, 11.3, 11.5, 11.7, 11.8, 11.9, 11.10, 11.11 and 11.13, and the provisions of Sections 7, 9, 10, 11.4, 13 and 14 hereof with respect to the shares of Common Stock shall apply on like terms to any such other             shares.

11.7. Status of Rights Certificates After a Purchase Price Adjustment. All Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the number of             shares of Common Stock purchasable from time to time hereunder upon exercise of the Rights represented thereby, all subject to further adjustment as provided herein.

11.8. Status of Rights Certificates After Certain Adjustments. Unless the Company shall have exercised its election as provided in Section 11.9 hereof, upon each adjustment of the Purchase Price as a result of the calculations made pursuant to Sections 11.2 and 11.3 hereof, each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of shares of Common Stock (calculated to the nearest ten-thousandth of a share) obtained by (a) multiplying (i) the number of shares of Common Stock covered by a Right immediately prior to this adjustment, by (ii) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price, and (b) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.

11.9. Option to Adjust Number of Rights. Assuming that no other adjustment pursuant to this Section 11 has been made, the Company may elect on or after the date of any adjustment of the Purchase Price to adjust the number of Rights in substitution for any adjustment in the number shares of Common Stock purchasable upon the exercise of a Right. Each of the Rights outstanding after such adjustment of the number of Rights shall be exercisable for the number of shares of Common Stock for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest ten-thousandth of a share) obtained by dividing the Purchase Price in effect immediately prior to such adjustment of the Purchase Price by the Purchase Price in effect immediately after such adjustment of the Purchase Price. The Company shall make a public announcement (with prompt written notice thereof to the Rights Agent) of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Rights Certificates have been issued, shall be at least 10 days later than the date of the public announcement. If Rights Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11.9 the Company shall, as promptly as practicable, cause to be distributed to holders of record of Rights Certificates on such record date Rights Certificates evidencing, subject to Section 14 hereof, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Rights Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Rights Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Rights Certificates so to be distributed shall be issued, executed, and countersigned in the manner provided for herein (and may bear, at the option of the Company, the adjusted Purchase Price) and shall be registered in the names of the holders of record of Rights Certificates on the record date specified in the public announcement.

11.10. No Obligation to Re-Issue Adjusted Right Certificates. Irrespective of any adjustment or change in the Purchase Price or the number of whole or fractional shares of Common Stock issuable upon exercise of such Rights, the Rights Certificates theretofore and thereafter issued may continue to express the Purchase Price per share and the number of shares of Common Stock which were expressed in the initial Rights Certificates issued hereunder.

11.11. Adjustments Below Par Value. Before taking any action that would cause an adjustment reducing the Purchase Price below the then par value, if any, of the number of shares of Common Stock issuable upon exercise of the Rights, the Company shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue such number of fully paid and nonassessable shares of Common Stock at such adjusted Purchase Price.

11.12. Delay in Issuance of Rights Until Occurrence of Adjustment Event. In any case in which this Section 11 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer (with prompt written notice to the Rights Agent) until the occurrence of such event the issuing to the holder of any Right exercised after such record date of the number shares of Common Stock or other capital stock or securities of the Company, if any, issuable upon such exercise over and above the number of shares of Common Stock or other capital stock or securities of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder’s right to receive such additional securities upon the occurrence of the event requiring such adjustment.

11.13. Adjustments to Purchase Price for Tax Reasons. Anything in this Section 11 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that it, by means of a resolution of the Board acting in good faith, shall determine to be advisable in order that any consolidation or subdivision of the Common Stock, issuance wholly for cash of any Common Stock at less than the Current Market Price thereof, issuance wholly for cash of Common Stock (or other securities which by their terms are convertible into or exchangeable for Common Stock), dividends payable in shares of Common Stock or other capital stock or shares of beneficial interest, or issuance of rights, options, or warrants referred to hereinabove in this Section 11, hereafter made or declared by the Company to the holders of its Common Stock, shall not be taxable to such holders.

11.14. No Prejudice of Rights Through Business Combinations. The Company covenants and agrees that it shall not, at any time after the Distribution Date, (a) consolidate with any other Person (other than a Subsidiary of the Company in a transaction that complies this Section 11.14), (b) merge with or into any other Person (other than a Subsidiary of the Company in a transaction that complies with the proviso at the end of this sentence), or (c) sell or transfer (or permit any Subsidiary to sell or transfer), in one transaction or a series of related transactions, more than 40% of (i) the assets (taken at net asset value as stated on the books of the Company and determined on a consolidated basis in accordance with generally accepted accounting principles consistently applied) or (ii) the earning power of the Company and its Subsidiaries (determined on a consolidated basis in accordance with generally accepted accounting principles consistently applied) to any other Person or Persons (other than the Company or any of its Subsidiaries in a transaction that complies with the proviso at the end of this sentence), if (x) at the time of or immediately after such consolidation, merger or sale, there are any rights, warrants or other instruments or securities outstanding or agreements (whether or not in writing) in effect that would substantially diminish or otherwise eliminate the benefits intended to be afforded by the Rights or (y) prior to, simultaneously with or immediately after such consolidation, merger or sale, the stockholders of such other Person shall have received a distribution of Rights previously owned by such Person or any of its Affiliates; provided, however, that, subject to the following sentence, this Section 11.14 shall not affect the ability of any Subsidiary of the Company to consolidate with, or merge with or into, or sell or transfer assets or earning power to, any other Subsidiary of the Company.

12. Certificate of Adjustments. Whenever an adjustment is made or any event affecting the Rights or their exercisability (including without limitation an event which causes Rights to become null and void) occurs as provided in Section 11 or Section 12 hereof, the Company shall (a) promptly prepare an Officers’ Certificate setting forth such adjustment or describing such event, including any adjustment in Purchase Price, the number of shares or Other Consideration payable, and a brief, reasonably detailed statement of the facts, computation and methodology accounting for such adjustment, (b) promptly file with the Rights Agent and with each transfer agent for the Common Stock a copy of such Officers’ Certificate, and (c) mail a brief summary thereof to each registered holder of a Rights Certificate in accordance with Section 26 hereof. The Rights Agent shall be fully protected in relying on any such Officers’ Certificate and on any adjustment or statement therein contained, and shall have no duty or liability with respect to, and shall not be deemed to have knowledge of, any such adjustment or statement unless and until it shall have received such an Officers’ Certificate.

13. Flip-Over Provisions.

13.1. Flip-Over Common Stock Events. In the event that, at any time after the time that any Person becomes an Acquiring Person:

(a) the Company consolidates with, or merges with and into, any other Person (other than a Subsidiary of the Company in a transaction that complies with Section 11.14 hereof), and the Company is not the continuing or surviving Person of such consolidation or merger,

(b) any Person (other than a Subsidiary of the Company in a transaction that complies with Section 11.14 hereof) consolidates with, or merges with and into, the Company, the Company is the continuing or surviving Person of such consolidation or merger and, in connection with such consolidation or merger, all or part of the Common Stock of the Company is changed into, exchanged for or otherwise transformed into other stock or other securities of any other Person or the Company or cash or any other property, or

(c) the Company sells or otherwise transfers (or one or more of its Subsidiaries sells or otherwise transfers), in one transaction or a series of related transactions, more than 40% of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any Person (other than the Company or any Subsidiary of the Company in one or more transactions each of which complies with Section 11.14 hereof).

13.2. Consequences of Flip-Over Common Stock Event. From and after any Common Stock Event described in Section 13.1, proper provision shall be made so that:

(a) each holder of a Right (other than Rights that become null and void pursuant to Section 7.5 hereof) shall thereafter have the right to receive, upon the exercise thereof at the Purchase Price in effect at the time of such exercise in accordance with the terms of this Agreement, such number of whole or fractional shares of validly authorized and issued, fully paid, non-assessable, and freely tradable Common Stock of the Principal Party (as defined below), free and clear of any liens, encumbrances, rights of first refusal, or other adverse claims, as shall be equal to the result obtained by (i) multiplying the Purchase Price in effect immediately prior to the first occurrence of any Common Stock Event described in Section 13.1 by the number of shares of Common Stock for which a Right is exercisable immediately prior to such first occurrence (and without taking into account any prior adjustment made pursuant to 11.1.2) and (ii) dividing that product by 50% of the Current Market Price per share (as defined in Section 11.4 hereof) of the Common Stock of the Principal Party determined as of the date of consummation of such consolidation, merger, sale, or transfer; provided that the Purchase Price and the number of shares of Common Stock of such Principal Party issuable upon exercise of each Right shall be further adjusted as provided in Section 11.6 hereof to reflect any events occurring in respect of such Principal Party after the date of such consolidation, merger, sale or transfer;

(b) such Principal Party shall thereafter be liable for, and shall assume, by virtue of such consolidation, merger, sale or transfer, all the obligations and duties of the Company pursuant to this Agreement;

(c) the term “Company” shall thereafter be deemed, for all purposes of this Agreement, to refer to such Principal Party, it being specifically intended that the provisions of Section 11.1 hereof (other than Section 11.1.2 hereof) shall apply only to such Principal Party following the first occurrence of a Common Stock Event described in Section 13.1; and

(d) such Principal Party shall take such steps (including, but not limited to, the reservation of a sufficient number of shares of its Common Stock) in connection with such consummation as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to the whole or fractional shares of its Common Stock thereafter deliverable upon the exercise of the Rights; provided, however, that, upon the subsequent occurrence of any merger, consolidation, sale of all or substantially all of the assets, recapitalization, reclassification of shares, reorganization or other extraordinary transaction in respect of such Principal Party, each holder of a Right shall thereupon be entitled to receive, upon exercise of a Right and payment of the Purchase Price as provided in this Section 13.2, such cash, shares, rights, warrants and other property which such holder would have been entitled to receive had it, at the time of such transaction, owned the shares of Common Stock of the Principal Party purchasable upon the exercise of a Right pursuant to this Section 13.2, and such Principal Party shall take such steps (including, but not limited to, reservation of shares of stock) as may be necessary to permit the subsequent exercise of the Rights in accordance with the terms hereof for such cash, shares, rights, warrants and other property.

“Principal Party” shall mean: (i) in the case of any transaction described in Sections 13.1(a) or 13.1(b): (A) the Person that is the issuer of the securities into which shares of Common Stock are changed or otherwise exchanged or converted in such merger or consolidation, or, if there is more than one such issuer, the issuer of the Common Stock of which has the greatest market value, or (B) if no securities are so issued, (x) the Person that is the other party to the merger or consolidation and that survives such merger or consolidation, or, if there is more than one such Person, the Person the Common Stock of which has the greatest market value or (y) if the Person that is the other party to the merger or consolidation does not survive the merger or consolidation, the Person that does survive the merger or consolidation (including the Company if it survives) or (z) the Person resulting from the consolidation; and (ii) in the case of any transaction described in Section 13.1(c), the Person that is the party receiving the greatest portion of the assets or earning power transferred pursuant to such transaction or transactions, or, if each Person that is a party to such transaction or transactions receives the same portion of the assets or earning power so transferred or if the Person receiving the greatest portion of the assets or earning power cannot be determined, whichever of such Persons is the issuer of Common Stock having the greatest market value of             shares outstanding; provided, however, that in any such case described in the foregoing clause (i) or (ii), if the Common Stock of such Person is not at such time or has not been continuously over the preceding 12-month period registered under Section 12 of the Exchange Act, then (1) if such Person is a direct or indirect Subsidiary of another Person the Common Stock of which is and has been so registered, the term “Principal Party” shall refer to such other Person, or (2) if such Person is a Subsidiary, directly or indirectly, of more than one Person, and the Common Stock of all of such persons have been so registered, the term “Principal Party” shall refer to whichever of such Persons is the issuer of Common Stock having the greatest market value of shares outstanding, (3) if such Person is owned, directly or indirectly, by a joint venture formed by two or more Persons that are not owned, directly or indirectly, by the same Person, the rules set forth in clauses (1) and (2) above shall apply to each of the owners having an interest in the venture as if the Person owned by the joint venture was a Subsidiary of both or all of such joint venturers, and the Principal Party in each such case shall bear the obligations set forth in this Section 13 in the same ratio as its interest in such Person bears to the total of such interests or (4) if such Person is a direct or indirect Subsidiary of another Person or Persons, the term “Principal Party” shall refer to such Person or its direct or indirect parent, the Common Stock of which has the greatest market value as determined by the Board.

13.3. Acquiror Requirements. The Company shall not be authorized to consummate any consolidation, merger, sale or transfer referred to in Section 13.1 hereof unless such Principal Party shall have a sufficient number of authorized shares of its Common Stock which have not been issued or reserved for issuance as will permit the exercise in full of the Rights, and prior thereto the Company and the Principal Party involved therein shall have executed and delivered to the Rights Agent an agreement confirming that the requirements of Sections 13.1 and 13.2 hereof shall promptly be performed in accordance with their terms and that such consolidation, merger, sale or transfer of assets shall not result in a default by the Principal Party under this Agreement as the same shall have been assumed by the Principal Party pursuant to Sections 13.1 and 13.2 hereof, and the Company shall have furnished to the Rights Agent a certificate setting forth the number of shares of Common Stock of such issuer which may be purchased upon the exercise of each Right after the consummation of such consolidation, merger, sale or transfer, and further providing that, as soon as practicable after executing such agreement pursuant to this Section 13.3, the Principal Party will:

(a) prepare and file a registration statement under the Securities Act, if necessary, with respect to the Rights and the securities purchasable upon exercise of the Rights on an appropriate form, and, if applicable, use its best efforts to cause such registration statement to become effective as soon as practicable after such filing and use its best efforts to cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Securities Act) until the Expiration Date, and similarly comply with applicable state securities laws;

(b) use its best efforts, if the Common Stock of the Principal Party shall be listed or admitted to trading on a national securities exchange, to list or admit to trading (or continue the listing of) the Rights and the securities purchasable upon exercise of the Rights on such securities exchange, or, if the Common Stock of the Principal Party shall not be listed or admitted to trading on a national securities exchange, to cause the Rights and the securities receivable upon exercise of the Rights to be reported by such other system then in use;

(c) deliver to holders of the Rights historical financial statements for the Principal Party that comply in all respects with the requirements for registration on Form 10 (or any successor form) under the Exchange Act; and

(d) obtain waivers of any rights of first refusal or preemptive rights in respect of the Common Stock of the Principal Party subject to purchase upon exercise of outstanding Rights.

13.4. Acquiror Rights Plan. In case the Principal Party has a provision in any of its authorized securities or in its certificate of incorporation or by-laws or other instrument governing its affairs, which provision would have the effect of (i) causing such Principal Party to issue (other than to holders of Rights pursuant to this Section 13), in connection with, or as a consequence of, the consummation of a transaction referred to in this Section 13, shares of Common Stock or Common Stock equivalents of such Principal Party at less than the then Current Market Price per share (as defined in Section 11.4 hereof) thereof or securities exercisable for, or convertible into, Common Stock or Common Stock equivalents of such Principal Party at less than such then-current market price, or (ii) providing for any special payment, tax or similar provision in connection with the issuance of the Common Stock of such Principal Party pursuant to the provisions of this Section 13, then, in such event, the Company hereby agrees with each holder of Rights that it shall not consummate any such transaction unless prior thereto the Company and such Principal Party shall have executed and delivered to the Rights Agent a supplemental agreement providing that the provision in question of such Principal Party shall have been canceled, waived or amended, or that the authorized securities shall be redeemed, so that the applicable provision will have no effect in connection with, or as a consequence of, the consummation of the proposed transaction.

13.5. Principal Party Rights. The Company covenants and agrees that it shall not, at any time after a Person first becomes an Acquiring Person enter into any transaction of the type contemplated by Sections 13.1(a)-(c) hereof if (x) at the time of or immediately after such consolidation, merger, sale, transfer or other transaction there are any rights, warrants or other instruments or securities outstanding or agreements in effect which would substantially diminish or otherwise eliminate the benefits intended to be afforded by the Rights, (y) prior to, simultaneously with or immediately after such consolidation, merger, sale, transfer or other transaction, the stockholders of the Person who constitutes, or would constitute, the Principal Party for purposes of Section 13.2 hereof shall have received a distribution of Rights previously owned by such Person or any of its Affiliates or (z) the form or nature of organization of the Principal Party would preclude or limit the exercisability of the Rights.

13.6. Future Transactions; Previous Flip-In. The provisions of this Section 13 shall similarly apply to successive mergers or consolidations or sales or other transfers. In the event that a Common Stock Event described in Section 13.1 shall occur at any time after the occurrence of a Common Stock Event described in Section 11.1.2 hereof, the Rights which have not theretofore been exercised shall thereafter become exercisable, except as provided in Section 7.5 hereof, in the manner described in this Section 13.

14. Fractional Rights and Fractional Shares.

14.1. Cash in Lieu of Fractional Rights. The Company shall not be required to issue fractions of Rights or to distribute fractions of Rights, except prior to the Distribution Date as provided in Section 11.9 hereof, or to distribute Rights Certificates which evidence fractional Rights. In lieu of issuing such fractional Rights, at the election of the Company, there shall be paid to the registered holders of the Rights with regard to which such fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a whole Right. For the purposes of this Section 14.1, the current market value of a whole Right shall be the Closing Price of the Rights for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable.

14.2. Cash in Lieu of Fractional Shares Upon Exercise. The Company shall not be required to issue fractions of shares of its capital stock upon exercise of the Rights or to distribute certificates which evidence fractional shares (other than, if desired, with respect to Equivalent Preferred Stock). Fractions of shares of Equivalent Preferred Stock may, at the election of the Company, be evidenced by depositary receipts, pursuant to an appropriate agreement between the Company and a depository selected by it, provided that such agreement shall provide that the holders of such depositary receipts shall have all the rights, privileges and preferences to which they are entitled as beneficial owners of the Equivalent Preferred Stock represented by such depositary receipts. In lieu of fractional shares, at the election of the Company, there shall be paid to the registered holders of Rights at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of a share of such capital stock. For purposes of this Section 14.2, the current market value of a share of such capital stock shall be the Closing Price of such capital stock for the Trading Day immediately prior to the date of such exercise.

14.3. Waiver of Right to Fractions. The holder of a Right, by the acceptance of the Right, expressly waives such holder’s right to receive any fractional Rights or (except as provided in Section 14.2 hereof) any fractional share upon exercise of a Right and expressly agrees to accept a cash payment in substitution therefor. Whenever a payment for fractional Rights or fractional shares is to be made by the Rights Agent, the Company shall (i) promptly prepare and deliver to the Rights Agent a certificate setting forth in reasonable detail the facts related to such cash payments and the prices and/or formulas utilized in calculating such cash payments, and (ii) provide sufficient monies to the Rights Agent in the form of fully collected funds to make such cash payments. The Rights Agent shall be fully protected in relying upon such a certificate and the Rights Agent shall have no duty or obligation with respect to this Section 14 and Section 24 below unless and until it has received such certificate (and sufficient cash, if required) from the Company with respect to its duties or obligations under such Sections.

15. Rights of Action. Excepting the rights of action given the Rights Agent hereunder, all rights of action in respect of this Agreement are vested in the registered holder of each Right; and any registered holder of any Right, without the consent of the Rights Agent or of the holder of any other Right, may, in its own behalf and for its own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, such registered holder’s right to exercise the rights evidenced by such Right in the manner provided in such Rights Certificate and in this Agreement, and the Company hereby agrees to reimburse such registered holder for all expenses (including reasonable attorneys’ fees) incurred by such registered holder in connection therewith. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of the obligations hereunder, and shall be entitled to injunctive relief against actual or threatened violations of the obligations hereunder of any Person subject to this Agreement.

16. Agreement of Rights Holders. Every holder of a Right by accepting the same consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:

(a) prior to the Distribution Date, the Rights will be transferable only in connection with the transfer of Common Stock;

(b) from and after the Distribution Date, the Rights Certificates are transferable only on the registry books of the Rights Agent if surrendered at the office of the Rights Agent designated for such purpose, duly endorsed or accompanied by a proper instrument of transfer with a form of assignment and certificate set forth on the reverse side thereof properly completed and duly executed, accompanied by a signature guarantee and such other documentation as the Rights Agent may reasonably request;

(c) subject to Sections 6.1 and 7.6 hereof, the Company and the Rights Agent may deem and treat the person in whose name a Rights Certificate (or, prior to the Distribution Date, the associated Common Stock certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Rights Certificate or, prior to the Distribution Date, the associated Common Stock certificate, made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent shall be affected by any notice to the contrary; and

(d) notwithstanding anything in this Agreement to the contrary, neither the Company nor the Rights Agent shall have any liability to any holder of a Right or other Person as a result of its inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, judgment, decree or ruling (whether interlocutory or final) issued by a court of competent jurisdiction or by a governmental, regulatory, self-regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority prohibiting or otherwise restraining performance of such obligation.

17. Rights Holder Not Deemed a Stockholder. No holder, as such, of any Rights Certificate shall be entitled to vote, receive dividends, or otherwise be deemed for any purpose the holder of any securities of the Company which may be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Rights Certificate be construed to confer upon the holder of any Rights Certificate, as such, any of the rights of a stockholder of the Company or any right to vote in the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any action by the Company, or to receive notice of meetings or other actions affecting stockholders (except as provided in Section 25 hereof), or to receive dividends or preemptive rights, or otherwise, until the time specified in Section 10 hereof.

18. Payment and Indemnification of the Rights Agent. The Company agrees to pay to the Rights Agent such reasonable compensation as shall be agreed to in writing between the Company and the Rights Agent for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and disbursements and other disbursements incurred in the preparation, delivery, amendment, administration and execution of this Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any and all loss, liability, damages, judgments, fines, penalties, claims, demands, settlements, costs or expenses (including, without limitation, the reasonable fees and expenses of legal counsel), incurred without gross negligence, bad faith or willful misconduct on the part of the Rights Agent (which gross negligence, bad faith or willful misconduct must be determined by a final, non-appealable order, judgment, decree or ruling of a court of competent jurisdiction), for any action taken, suffered or omitted by the Rights Agent in connection with the acceptance, administration, exercise and performance of its duties under this Agreement, including the costs and expenses of defending against any claim of liability for any of the foregoing. The costs and expenses incurred in enforcing this right of indemnification shall be paid by the Company. The provisions of this Section 18 and Section 20 below shall survive the termination of this Agreement, the exercise or expiration of the Rights and the resignation, replacement or removal of the Rights Agent. The Rights Agent shall be fully protected and shall incur no liability for or in respect of any action taken, suffered, or omitted by it in connection with its acceptance and administration of this Agreement and the exercise and performance of its duties hereunder in reliance upon any Rights Certificate or certificate for any shares of Common Stock or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, instruction, direction, consent, certificate, statement, or other paper or document believed by it to be genuine and to be signed and executed by the proper Person or Persons, and verified or acknowledged as required by this Agreement, or otherwise upon the advice of counsel as set forth in Section 20 hereof. The Rights Agent shall not be deemed to have knowledge of any event of which it was supposed to have received notice thereof hereunder, and the Rights Agent shall be fully protected and shall incur no liability for failing to take action in connection therewith unless and until it has received such notice in writing.

19. Merger or Consolidation or Change of Name of Rights Agent. Any Person into which the Rights Agent may be merged or with which it may be consolidated, or any Person resulting from any merger or consolidation to which the Rights Agent shall be a party, or any Person succeeding to the shareholder services business of the Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided, however, that such Person would be eligible for appointment as a successor Rights Agent under the provisions of Section 21 hereof. In case at the time such successor Rights Agent shall succeed to the agency created by this Agreement and any of the Rights Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Rights Certificates so countersigned; and in case at that time any of the Rights Certificates shall not have been countersigned, any successor Rights Agent may countersign such Rights Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement. In case at any time the name of the Rights Agent shall be changed and at such time any of the Rights Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver such Rights Certificates so countersigned; and in case at that time any of the Rights Certificates shall not have been countersigned, the Rights Agent may countersign such Rights Certificates either in its prior name or in its changed name; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.

20. Rights and Duties of Rights Agent. The Rights Agent undertakes to perform only the duties and obligations expressly imposed upon it by this Agreement and no implied duties or obligations shall be read into this Agreement against the Rights Agent. The Rights Agent shall perform its duties and obligations hereunder upon the following terms and conditions, by all of which the Company and the holders of Rights Certificates, by their acceptance thereof, will be bound:

20.1. Consultation with Legal Counsel. The Rights Agent may consult with legal counsel of its selection (who may be legal counsel to the Company or legal counsel to or an employee of the Rights Agent), and the advice or opinion of such counsel shall be full and complete authorization and protection to the Rights Agent and the Rights Agent shall incur no liability for or in respect to any action taken, suffered or omitted by it and in accordance with such advice or opinion.

20.2. Officer’s Certificate. Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter (including, without limitation, the identity of any Acquiring Person) be proved or established by the Company prior to taking, suffering or omitting to take any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate (an “Officers’ Certificate”) signed by a person believed by the Rights Agent to be the Chairman of the Board, the President, Chief Financial Officer or any Senior Vice President and by the Treasurer or the Secretary or any Assistant Secretary of the Company and delivered to the Rights Agent; and such Officers’ Certificate shall be full and complete authorization and protection to the Rights Agent, and the Rights Agent shall incur no liability for or in respect to any action taken, suffered or omitted by it under the provisions of this Agreement in reliance upon such Officers’ Certificate.

20.3. Liability. The Rights Agent shall be liable hereunder to the Company and any other Person only for its own gross negligence, bad faith, or willful misconduct (which gross negligence, bad faith, or willful misconduct must be determined by a final, non-appealable order, judgment, decree or ruling of a court of competent jurisdiction). Anything to the contrary notwithstanding, in no event shall the Rights Agent be liable for special, punitive, indirect, consequential or incidental loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Rights Agent has been advised of the likelihood of such loss or damage. Any liability of the Rights Agent under this Agreement will be limited to the amount of fees paid by the Company to the Rights Agent.

20.4. No Liability for Facts or Recitals. The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Rights Certificates (except its countersignature on such Rights Certificate) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.

20.5. Limitations on Responsibility. The Rights Agent shall not have any liability for or be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the validity or execution of any Rights Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Rights Certificate; nor shall it be responsible for any change in the exercisability of the rights or any change or adjustment required under the provisions of Sections 11, 13 or 23 hereof or be responsible for the manner, method or amount of any such adjustment or procedures or the ascertaining of the existence of facts that would require any such adjustment or procedure (except with respect to the exercise of Rights evidenced by Rights Certificates after receipt of a certificate delivered pursuant to Section 12 hereof, describing any such adjustment or procedures, upon which the Rights Agent may rely); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Common Stock or other securities to be issued pursuant to this Agreement or any Rights Certificate or as to whether any shares of Common Stock, or any shares or similar units of other securities, will, when issued, be validly authorized and issued, fully paid, and nonassessable.

20.6. Further Assurances by the Company. The Company agrees that it will perform, execute, acknowledge and deliver, or cause to be performed, executed, acknowledged and delivered, all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

20.7. Authorization to Rely upon Instructions. The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from any person believed by the Rights Agent to be the Chairman of the Board, the President, Chief Financial Officer or any Senior Vice President or the Secretary or any Assistant Secretary or the Treasurer of the Company, and to apply to such officers for advice or instructions in connection with its duties, and such instruction shall be full and complete authorization and protection to the Rights Agent and it shall not be liable for or in respect to any action taken, suffered or omitted to be taken by it in accordance with instructions of any such officer. The Rights Agent shall be fully authorized and protected in relying upon the most recent instructions received by any such officer. Any application by the Rights Agent for written instructions from the Company may, at the option of the Rights Agent, set forth in writing any action proposed to be taken, suffered or omitted by the Rights Agent with respect to its duties or obligations under this Agreement and the date on and/or after which such action shall be taken or suffered or such omission shall be effective and the Rights Agent shall not be liable for or in respect to any action taken, suffered or omitted in accordance with a proposal included in any such application on or after the date specified therein (which date shall not be less than three Business Days after but not including the date any such officer actually receives such application, unless any such officer shall have consented in writing to an earlier date) unless, prior to taking, suffering or omitting any such action, the Rights Agent has received written instructions from the Company in response to such application specifying the action to be taken, suffered or omitted.

20.8. Transactions with the Company. The Rights Agent and any stockholder, director, officer, Affiliate or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent or any stockholder, director, Affiliate, officer or employee from acting in any other capacity for the Company or for any other Person.

20.9. No Liability for Acts of Agents. The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself (through its directors, officers or employees) or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company resulting from any such act, default, neglect or misconduct absent gross negligence, bad faith or willful misconduct in the selection and continued employment thereof (which gross negligence, bad faith or willful misconduct must be determined by a final, non-appealable order, judgment, decree or ruling of a court of competent jurisdiction).

20.10. No Financial Risk. No provision of this Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if it believes that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

20.11. Acting on Void Rights. If, with respect to any Rights Certificate surrendered to the Rights Agent for exercise or transfer, the certification appearing on the reverse side thereof following the form of election to purchase has either not been properly completed or indicates an affirmative response to clause 1 and/or 2 thereof, the Rights Agent shall not take any further action with respect to such requested exercise of transfer without first consulting with the Company.

20.12. No Liability to Third Parties. The provisions of this Section 20 are solely for the benefit of the Rights Agent or the Company and any failure or omission under this Section 20 shall not affect the rights of the Company under this Agreement and neither the Rights Agent nor the Company shall have any liability to any holder of Rights or other Person on account of such failure or omission.

21. Change of Rights Agent. The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon 30 days’ notice in writing mailed to the Company and to each transfer agent of the Common Stock by registered or certified overnight mail, and, subsequent to the Distribution Date, to the holders of the Rights Certificates by first-class mail. The Company may remove the Rights Agent or any successor Rights Agent upon 30 days’ notice in writing, mailed to the Rights Agent, to each transfer agent of the Common Stock by registered or certified mail, and, subsequent to the Distribution Date, to the holders of the Rights Certificates by first-class mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company shall fail to make such appointment within a period of 30 days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Rights Certificate (who shall, with such notice, submit such holder’s Rights Certificate for inspection by the Company), then the registered holder of any Rights Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be:

(a) a Person organized and doing business under the laws of the United States, the State of New York (or of any other State of the United States), in good standing, which is authorized under such laws to exercise stock transfer or shareholder services powers and is subject to supervision or examination by federal or state authority and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $50,000,000, or

(b) an Affiliate of a Person described in clause (a) of this sentence.

After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose; and, except as the context herein otherwise requires, such successor Rights Agent shall be deemed to be the “Rights Agent” for all purposes of this Agreement. Not later than the effective date of any such appointment the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Stock, and mail a notice thereof in writing to the registered holders of the Rights Certificates. Failure to give any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

22. Issuance of New Rights Certificates. Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Company may, at its option, issue new Rights Certificates evidencing Rights in such form as may be approved by the Board to reflect any adjustment or change in the Purchase Price per share and the number or kind or class of shares of stock or other securities or property purchasable under the Rights Certificates made in accordance with the provisions of this Agreement. In addition, in connection with the issuance or sale by the Company of shares of Common Stock following the Distribution Date and prior to the redemption or expiration of the Rights, the Company (a) shall, with respect to shares of Common Stock so issued or sold pursuant to the exercise of stock options or under any employee plan or arrangement, or upon the exercise, conversion or exchange of securities hereinafter issued by the Company, and (b) may, in any other case, if deemed necessary or appropriate by the Board, issue Rights Certificates representing the appropriate number of Rights in connection with such issuance or sale; provided, however, that (x) no such Rights evidenced by a Rights Certificate shall be issued if, and to the extent that, the Company shall be advised by counsel that such issuance would create a significant risk of material adverse tax consequences to the Company or the Person to whom such Rights would be issued, and (y) no such Rights Certificate shall be issued if, and to the extent that, appropriate adjustment shall otherwise have been made in lieu of the issuance thereof.

23. Redemption and Termination. The Board may, at its option, at any time prior to the time at which any Person becomes an Acquiring Person, redeem all (but not less than all) of the then outstanding Rights at a redemption price of $0.01 per Right, appropriately adjusted to reflect any stock split, stock dividend, combination of shares, or similar transaction occurring after the date hereof (such redemption price being hereinafter referred to as the “Redemption Price”). The redemption of the Rights may be made effective at such time, and on such basis and subject to such conditions as the Board in its sole discretion may establish. Immediately upon the taking of such action ordering the redemption of all of the Rights, evidence of which shall have been filed with the Rights Agent, and without any further action and without any notice, the right to exercise the Rights so redeemed will terminate and the only right thereafter of the holders of such Rights so redeemed shall be to receive the Redemption Price (without the payment of any interest thereon). The Company may, at its option, pay the Redemption Price in cash, shares of Common Stock (based on the Current Market Price of the Common Stock at the time of redemption) or any other form of consideration deemed appropriate by the Board. Within ten days after such action ordering the redemption of all of the Rights, the Company shall give notice of such redemption to the Rights Agent and to the holders of the then outstanding Rights by mailing such notice to all such holders at their last addresses as they appear upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent for the Common Stock; provided, that, failure to give, or any defect in, any such notice shall not affect the validity of such redemption. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption shall state the method by which the payment of the Redemption Price shall be made. If legal or contractual restrictions prevent the Company from paying the Redemption Price (in the form deemed appropriate by the Board) at the time of redemption, the Company will pay the Redemption Price, without interest, promptly after such time as the Company ceases to be so prevented from paying the Redemption Price.

24. Exchange.

24.1. Exchange Option. The Board may, at its option, at any time after any Person becomes an Acquiring Person, exchange all or part of the then outstanding and exercisable Rights for shares of Common Stock at an exchange ratio of one share of Common Stock per Right, appropriately adjusted to reflect any adjustment in the number of Rights pursuant to Section 11 occurring after the date hereof (such exchange ratio, as the same may be so adjusted from time to time, being hereinafter referred to as the “Exchange Ratio”). Notwithstanding the foregoing, the Board shall not be empowered to effect any such exchange at any time after any Acquiring Person, together with all Affiliates of such Person, becomes the Beneficial Owner of 50% or more of the Common Stock then outstanding.

24.2. Termination of Right to Exercise; Notices. Immediately upon the action of the Board ordering the exchange of any Rights pursuant to Section 24.1 and without any further action and without any notice, the right to exercise such Rights shall terminate, and the only right thereafter of a holder of such Rights shall be to receive that number of shares of Common Stock equal to the number of such Rights held by such holder multiplied by the Exchange Ratio; provided, however, that the holder of a Rights exchanged pursuant to this Section 24 shall continue to have the right to purchase securities or other property of the Principal Party following a Common Stock Event described in Section 13 that has occurred or may thereafter occur. The Company shall promptly give public notice of any such exchange; provided, however, that the failure to give, or any defect in, such notice shall not affect the validity of such exchange. The Company promptly shall mail a notice of any such exchange to the Rights Agent and to all of the holders of such Rights at their last addresses as they appear upon the registry books of the Rights Agent. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange shall state the method by which the exchange of the Common Stock for Rights shall be effected and, in the event of any partial exchange, the number of Rights which will be exchanged. Any partial exchange shall be effected pro rata based on the number of Rights (other than Rights which have become null and void pursuant to the provisions of Section 7.5 hereof) held by each holder of Rights.

24.3. Substitution for Common Stock. In any exchange pursuant to this Section 24, the Company, at its option, may substitute shares (or fractions of shares) of Equivalent Preferred Stock for shares of Common Stock exchangeable for Rights, as appropriately adjusted to reflect the voting rights of shares (or fractions of shares) of Equivalent Preferred Stock pursuant to the terms thereof, so that the shares (or fractions of shares) of Equivalent Preferred Stock delivered in lieu of each share of Common Stock shall have the same voting rights as one share of Common Stock.

24.4. Authorization of Additional Shares. In the event that there shall not be sufficient shares of Common Stock authorized but unissued or issued but not outstanding to permit any exchange of Rights as contemplated in accordance with this Section 24, the Company shall take all such action as may be necessary to authorize additional Common Stock for issuance upon exchange of the Rights.

24.5. No Fractions. The Company shall not be required to issue fractions of shares of Common Stock or to distribute certificates which evidence fractional shares of Common Stock. In lieu of such fractional shares of Common Stock, the Company shall pay to each registered holder of a Rights Certificate with regard to which a fractional share of Common Stock would otherwise be issuable an amount in cash equal to the same fraction of the current market value of a whole share of Common Stock. For the purposes of this Section 24.5, the current market value of a whole share of Common Stock shall be the Closing Price of a share of Common Stock (as determined pursuant to Section 11.4 hereof) for the Trading Day immediately prior to the date of exchange pursuant to this Section 24.

25. Notice of Proposed Actions. In case the Company shall after the Distribution Date propose:

(a) to pay any dividend payable in stock of any class to the holders of its Common Stock or to make any other distribution to the holders of its Common Stock (other than a cash dividend out of earnings or the retained earnings of the Company), or

(b) to offer to the holders of its Common Stock rights or warrants to subscribe for or to purchase any additional shares of Common Stock or shares of stock of any other class or any other securities, rights or options, or

(c) to effect any reclassification of the Common Stock (other than a reclassification involving only the subdivision of outstanding shares of Common Stock), or

(d) to effect any consolidation or merger into or with, or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one transaction or a series of related transactions, of more than 40% of:

(i) the assets of the Company and its Subsidiaries (taken at net asset value as stated on the books of the Company and determined on a consolidated basis in accordance with generally accepted accounting principles consistently applied), or

(ii) the earning power of the Company and its Subsidiaries (determined on a consolidated basis in accordance with generally accepted accounting principles consistently applied) to any other Person or Persons, or

(e) to effect the liquidation, dissolution or winding up of the Company,

then, in each such case, the Company shall give to the Rights Agent and each holder of a Right, in accordance with Section 26 hereof, a notice of such proposed action, which shall specify the record date for the purposes of such stock dividend, distribution of rights or warrants, or the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution, or winding up is to take place and the date of participation therein by the holders of Common Stock, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (a) or (b) above at least 20 days prior to the record date for determining holders of the Common Stock for purposes of such action, and in the case of any such other action, at least 20 days prior to the date of the taking of such proposed action or the date of participation therein by the holders of Common Stock whichever shall be the earlier. The failure to give notice required by this Section 25 or any defect therein shall not affect the legality or validity of the action taken by the Company or the vote upon any such action. In case any Common Stock Event described in Section 11.1.2 hereof shall occur, then, in any such case, the Company shall as soon as practicable thereafter give to the Rights Agent and each holder of a Rights Certificate, in accordance with Section 26 hereof, a notice of the occurrence of such Common Stock Event, which shall specify such event and the consequences of the event to holders of Rights under Section 11.1.2 hereof. Notwithstanding anything in this Agreement to the contrary, prior to the Distribution Date a filing by the Company with the Securities and Exchange Commission shall constitute sufficient notice to the holders of securities of the Company, including the Rights, for purposes of this Agreement and no other notice need be given.

26. Notices. Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Rights Certificate to the Company shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

Atlas Air Worldwide Holdings, Inc.
2000 Westchester Avenue
Purchase, NY 10577-2543
Attention: General Counsel

Copy to: David A. Fine

Ropes & Gray LLP

One International Place

Boston, MA 02110-2624

Subject to the provisions of Sections 19 and 21 hereof, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Rights Certificate to or on the Rights Agent shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Company) as follows:

Mellon Investor Services LLC
Newport Office Center VII
480 Washington Blvd.
Jersey City, NJ 07310
Attention: Relationship Manager
Copy to:	Mellon Investor Services LLC

Newport Office Center VII
480 Washington Blvd.
Jersey City, NJ 07310
Attention: Legal Department

Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Rights Certificate shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company.

27. Supplements and Amendments. For as long as the Rights are then redeemable and except as provided in the last two sentences of this Section 27, the Company may in its sole and absolute discretion, and the Rights Agent shall if the Company so directs, supplement or amend any provision of this Agreement without the approval of any holders of the Rights. At any time when the Rights are not then redeemable and except as provided in the last two sentences of this Section 27, the Company may, and the Rights Agent shall if the Company so directs, supplement or amend this Rights Agreement without the approval of any holders of Right Certificates (i) to cure any ambiguity, (ii) to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein or (iii) to change or supplement the provisions hereunder in any manner which the Company may deem necessary or desirable; provided that no such supplement or amendment pursuant to this clause (iii) shall materially adversely affect the interest of the holders of Rights (other than an Acquiring Person or any other Person in whose hands Rights are null and void under the provisions of 7.5 hereof). Any supplement or amendment must be in a writing signed by the Company and the Rights Agent. Upon the delivery of a certificate from an appropriate officer of the Company which states that the proposed supplement or amendment is in compliance with the terms of this Section 27, the Rights Agent shall execute such supplement or amendment; provided, however, that the Rights Agent shall not be obligated to enter into any such supplement or amendment that adversely affects the Rights Agent’s own rights, duties, obligations or immunities under this Rights Agreement and shall not be bound by any such supplement or amendment not executed by it. Without limiting the foregoing, the Company may at any time prior to the time any Person becomes an Acquiring Person amend this Agreement to raise or lower the threshold set forth in definition “Acquiring Person” (the lower threshold being the “Reduced Threshold”), to raise or lower the Redemption Price or to extend or shorten the Expiration Date; provided, however, that no Person who beneficially owns a number of shares of Common Stock equal to or greater than the Reduced Threshold shall become an Acquiring Person unless such Person shall, after the public announcement of the Reduced Threshold, increase its beneficial ownership of the then outstanding Common Stock (other than as a result of an acquisition of Common Stock by the Company) to an amount equal to or greater than the greater of (A) the Reduced Threshold or (B) the sum of (x) the lowest beneficial ownership of such Person as a percentage of the outstanding Common Stock as of any date on or after the date of the public announcement of such Reduced Threshold plus (y) 0.001%.

28. Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

29. Determinations and Actions by the Board; Etc. The Board shall have the exclusive power and authority to administer this Agreement and to exercise all rights and powers specifically granted to the Board, or to the Company, or as may be necessary or advisable in the administration of this Agreement, including, without limitation, the right and power to (a) interpret the provisions of this Agreement and (b) make all determinations deemed necessary or advisable for the administration of this Agreement. All such actions, calculations, interpretations and determinations (including, for purposes of clause (y) below all omissions with respect to the foregoing) which are done or made by the Board in good faith and with the concurrence of a majority of the Board then in office shall (x) be final, conclusive and binding on the Company, the Rights Agent, the holders of the Rights and all other parties and (y) not subject any Director to any liability to the holders of the Rights. The Rights Agent is entitled always to assume the Company’s Board of Directors acted in good faith and shall be fully protected and incur no liability in reliance thereon.

30. Benefits of this Agreement. Nothing in this Agreement shall be construed to give to any Person other than the Company, the Rights Agent, and the registered holders of the Rights (and, prior to the Distribution Date, the associated shares of Common Stock) any legal or equitable right, remedy, or claim under this Agreement or the Rights; but this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent, and the registered holders of the Rights (and, prior to the Distribution Date, the associated Common Stock).

31. Severability. The invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of any other term or provision hereof. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, and the Board determines in its good faith judgment that severing the invalid language from this Agreement would adversely affect the purpose or effect of this Agreement, the right of redemption set forth in Section 23 hereof shall be reinstated and shall not expire until the Close of Business on the tenth day following the date of such determination by the Board. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable and if such excluded provision shall effect the rights, immunities, duties or obligations of the Rights Agent, the Rights Agent shall be entitled to resign immediately.

32. Governing Law. This Agreement and each Rights Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of said State applicable to contracts to be made and performed entirely within said State; provided, however, that all provisions regarding the rights, duties and obligations of the Rights Agent shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State.

33. Force Majeure. Notwithstanding anything to the contrary contained herein, the Rights Agent shall not be liable for any delays or failures in performance resulting from acts beyond its reasonable control including, without limitation, acts of God, terrorist acts, shortage of supply, breakdowns or malfunctions, interruptions or malfunctions of computer facilities, or loss of data due to power failures or mechanical difficulties with information storage or retrieval systems, labor difficulties, war or civil unrest.

34. Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

35. Descriptive Headings. Descriptive headings of the several Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and set their respective hands and seals, all as of the day and year first above written.

ATLAS AIR WORLDWIDE HOLDINGS, INC.

By: Adam R. Kokas
Title: Senior Vice President

Attest:

By: Michael W. Borkowski
Title: Assistant Secretary

MELLON INVESTOR SERVICES LLC, as Rights Agent

Attest: By: Eon Canzius

Title: Vice President

By: John Sivertsen
Title: Vice President

EXHIBIT A

FORM OF RIGHTS CERTIFICATE

Certificate No. R-        Rights

NOT EXERCISABLE AFTER MAY 25, 2012 OR EARLIER IF ORDER OF REDEMPTION IS GIVEN. THE RIGHTS ARE SUBJECT TO REDEMPTION, AT THE OPTION OF THE COMPANY, AT $0.01 PER RIGHT ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. UNDER CERTAIN CIRCUMSTANCES, RIGHTS BENEFICIALLY OWNED BY AN ACQUIRING PERSON OR AN AFFILIATE (WHICH INCLUDES AFFILIATES AND ASSOCIATES) OF AN ACQUIRING PERSON (AS EACH SUCH TERM IS DEFINED IN THE RIGHTS AGREEMENT) AND ANY SUBSEQUENT HOLDER OF SUCH RIGHTS MAY BECOME NULL AND VOID. THE RIGHTS SHALL NOT BE EXERCISABLE, AND SHALL BE VOID SO LONG AS HELD, BY A HOLDER IN ANY JURISDICTION WHERE THE REQUISITE QUALIFICATION TO THE ISSUANCE TO SUCH HOLDER, OR THE EXERCISE BY SUCH HOLDER, OF THE RIGHTS IN SUCH JURISDICTION SHALL NOT HAVE BEEN OBTAINED OR BE OBTAINABLE. [THE RIGHTS REPRESENTED BY THIS CERTIFICATE ARE OR WERE BENEFICIALLY OWNED BY A PERSON WHO WAS OR BECAME AN ACQUIRING PERSON OR AN AFFILIATE (WHICH INCLUDES AFFILIATES AND ASSOCIATES) OF AN ACQUIRING PERSON (AS EACH SUCH TERM IS DEFINED IN THE RIGHTS AGREEMENT). ACCORDINGLY, THIS RIGHTS CERTIFICATE AND THE RIGHTS REPRESENTED HEREBY MAY BECOME NULL AND VOID IN THE CIRCUMSTANCES SPECIFIED IN SECTION 7.5 OF THE RIGHTS AGREEMENT. THE RIGHTS AGENT WILL MAIL TO THE REGISTERED HOLDER OF THIS CERTIFICATE A COPY OF THE RIGHTS AGREEMENT, AS IN EFFECT ON THE DATE OF SUCH MAILING, WITHOUT CHARGE UPON WRITTEN REQUEST.]1

Rights Certificate

ATLAS AIR WORLDWIDE HOLDINGS, INC.

This certifies that      , or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions, and conditions of the Rights Agreement dated as of May 26, 2009 (the “Rights Agreement”) between Atlas Air Worldwide Holdings, Inc. (the “Company”), and Mellon Investor Services LLC, as Rights Agent (the “Rights Agent”), to purchase from the Company at any time after the Distribution Date (as such term is defined in the Rights Agreement) and prior to 5:00 p.m. New York City time on May 25, 2012 (the “Expiration Date”) at the office of the Rights Agent designated for such purpose, or its successors as Rights Agent, one share of the Common Stock, with a par value of $0.01 per share (“Common Stock”), of the Company per each Right represented hereby, at a purchase price of $0.01 per share (the “Purchase Price”) upon presentation and surrender of this Rights Certificate with the Form of Election to Purchase set forth on the reverse side hereof and the certificate contained therein duly completed and executed, accompanied by a signature guarantee and such other documentation as the Rights Agent may reasonably request. The number of Rights evidenced by this Rights Certificate (and the number of shares which may be purchased upon exercise thereof) set forth above, and the Purchase Price per share set forth above, are the number and Purchase Price as of June 5, 2009, based on the shares of Common Stock of the Company as constituted at such date.

As more fully set forth in the Rights Agreement, upon the occurrence of a Common Stock Event (as such term is defined in the Rights Agreement), if the Rights evidenced by this Rights Certificate are beneficially owned by (a) an Acquiring Person or an Affiliate of an Acquiring Person (as each such term is defined in the Rights Agreement) or (b) a Disqualified Transferee (as defined in the Rights Agreement), such Rights shall automatically become null and void and no holder hereof shall have any right with respect to such Rights from and after the occurrence of such Common Stock Event.

The Rights evidenced by this Rights Certificate shall not be exercisable, and shall be null and void so long as held, by a holder in any jurisdiction where the requisite qualification to the issuance to such holder, or the exercise by such holder, of the Rights in such jurisdiction shall not have been obtained or be obtainable.

As provided in the Rights Agreement, the Purchase Price and the number of whole or fractional shares of Common Stock which may be purchased upon the exercise of the Rights evidenced by this Rights Certificate are subject to modification and adjustment upon the happening of certain events.

In the circumstances described in Section 13 of the Rights Agreement, the securities issuable upon the exercise of the Rights evidenced hereby shall be the common stock or similar equity securities or equity interests of an entity other than the Company.

This Rights Certificate is subject to all of the terms, provisions, and conditions of the Rights Agreement, which terms, provisions, and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties, and immunities hereunder of the Rights Agent, the Company, and the holders of the Rights Certificates, which limitations of rights include the temporary suspension of the exercisability of such Rights under the specific circumstances set forth in the Rights Agreement. Copies of the Rights Agreement are on file at the office of the Rights Agent designated for such purpose and may be obtained by the holder of any Rights upon written request to the Rights Agent.

This Rights Certificate, with or without other Rights Certificates, upon surrender at the office of the Rights Agent designated for such purpose, accompanied by a signature guarantee and such other documentation as the Rights Agent may reasonably request, may be exchanged for another Rights Certificate or Rights Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of whole or fractional shares of Common Stock (or other consideration, as the case may be) as the Rights evidenced by the Rights Certificate or Rights Certificates surrendered shall have entitled such holder to purchase. If this Rights Certificate shall be exercised in part, the holder shall be entitled to receive, upon surrender hereof, another Rights Certificate or Rights Certificates for the number of whole Rights not exercised.

Subject to the provisions of the Rights Agreement, the Rights evidenced by this Rights Certificate may be redeemed by the Company by a majority vote of the Board (as defined in the Rights Agreement) then in office at any time prior to the earlier of (a) the Distribution Date or (b) the Close of Business (as defined in the Rights Agreement) on the Expiration Date, at a redemption price of $0.01 per Right (which amount is subject to adjustment as provided in the Rights Agreement).

The Company is not obligated to issue whole or fractional shares of Common Stock (or other securities) upon the exercise of any Right or Rights evidenced hereby, but in lieu thereof a cash payment may be made at the election of the Company, as provided in the Rights Agreement.

No holder of this Rights Certificate, as such, shall be entitled to vote or receive dividends or be deemed for any purpose the holder of Common Stock or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any action by the Company, or to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Rights Certificate shall have been exercised as provided in the Rights Agreement.

This Rights Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.WITNESS the facsimile signature of the proper officers and the seal of the Company. Dated as of       ,       .

ATLAS AIR WORLDWIDE HOLDINGS, INC.

By—

Title:

ATTEST:

Title:

Countersigned:

Mellon Investor Services LLC, as Rights Agent

By—

Authorized Signatory

Date of Countersignature:

[Form of Reverse Side of Rights Certificate]

FORM OF ASSIGNMENT

(To be executed by the registered holder if such
holder desires to transfer the Rights Certificate)

FOR VALUE RECEIVED

hereby sells, assigns and transfers unto

(Please print name and address of transferee)

       whose social security or tax identification number is       , the Rights evidenced by this Rights Certificate, together with all right, title and interest herein, and does hereby irrevocably constitute and appoint      Attorney, to transfer the within Rights Certificate on the books of the within-named Company, with full power of substitution.

Dated:       ,       .

Signature

Signature Guaranteed:2

Certificate

The undersigned hereby certifies by checking the appropriate boxes that:

(1) the Rights evidenced by this Rights Certificate [ ] are [ ] are not being sold, assigned and transferred by or on behalf of a Person who is or was an Acquiring Person or an Affiliate of an Acquiring Person (as each such term is defined in the Rights Agreement); and

(2) after due inquiry and to the best knowledge of the undersigned, it [ ] did [ ] did not acquire the Rights evidenced by this Rights Certificate after the occurrence of a Common Stock Event from any Person who is, was or subsequently became an Acquiring Person or an Affiliate of an Acquiring Person.

Dated:

Signature

Signature Guaranteed:*

NOTICE

The signature to the foregoing Assignment and Certificate must correspond to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.

1 The portion of the legend in brackets shall be inserted only if applicable.

2 Signature guarantee by an “Eligible Guarantor Institution” (with membership in an approved signature guarantee medallion program) may be required by the transfer agent pursuant to Rule 17AD-15 of the Securities Exchange Act of 1934.

FORM OF ELECTION TO PURCHASE
(To be executed if holder desires to exercise the Rights Certificate)

To: Atlas Air Worldwide Holdings, Inc., 2000 Westchester Avenue, Purchase, NY 10577

The undersigned hereby irrevocably elects to exercise        Rights represented by this Rights Certificate to purchase the number of shares of Common Stock (or other securities) issuable upon the exercise of such Rights and requests that certificates for such shares be issued in the name of:

Please insert social security
or other identifying number

(Please print name and address)

If such number of Rights shall not be all the Rights evidenced by this Rights Certificate, a new Rights Certificate for the balance remaining of such Rights shall be registered in the name of and delivered to:

Please insert social security
or other identifying number

(Please print name and address)

Dated:       ,

Signature

(Signature must conform in all respects to name of holder as specified on the face of this Rights Certificate)

Signature Guaranteed:*1

Certificate

The undersigned hereby certifies by checking the appropriate boxes that:

(1) the Rights evidenced by this Rights Certificate [ ] are [ ] are not being exercised by or on behalf of a Person who is or was an Acquiring Person or an Affiliate of any such Acquiring Person (as each such term is defined in the Rights Agreement); and

(2) after due inquiry and to the best knowledge of the undersigned, it [ ] did [ ] did not acquire the Rights evidenced by this Rights Certificate after the occurrence of a Common Stock Event (as such term is defined in the Rights Agreement) from any Person who is, was, or subsequently became an Acquiring Person or an Affiliate of an Acquiring Person.

Dated:       ,

Signature

Signature Guaranteed:**2

EXHIBIT B

ATLAS AIR WORLDWIDE HOLDINGS, INC.
SUMMARY OF PURCHASE RIGHTS

On May 26, 2009, Atlas Air Worldwide Holdings, Inc. (the “Company”) declared a dividend distribution of one stock purchase right (collectively, the “Rights”, and individually, a “Right”) for each share of its common stock, $0.01 par value per share (“Common Stock”). Each Right entitles the registered holder to purchase from the Company after the Distribution Date (described below) one share of its Common Stock. The exercise price is $55.00 for each share of Common Stock. The distribution of Rights is payable on June 5, 2009 to the record holders of Common Stock at the close of business on June 5, 2009. One Right will also be issued for each share of Common Stock issued between June 5, 2009 and the Distribution Date.

Exercisability of the Rights; Distribution Date. The Rights are not exercisable until the Distribution Date. The Distribution Date would occur, if ever and unless delayed by the Company’s board of directors, ten business days after either of the following events:

> A public announcement that a person or group other than certain exempt persons (an “Acquiring Person”) has acquired, or obtained the right to acquire, beneficial ownership of 15% or more of the Company’s outstanding Common Stock (the “Stock Acquisition Date”); provided, however, that an Acquiring Person will not include any person who would otherwise be an Acquiring Person upon the adoption of the Rights Agreement (described below) unless and until such person, or any affiliate of such person, acquires beneficial ownership of any additional Common Stock after adoption of the Rights Agreement (other than pursuant to a stock dividend or a stock split), in which case such person shall be an Acquiring Person, or

> The commencement or announcement of an intention to make a tender offer or exchange offer that would result in a person or group, other than certain exempt persons, owning 15% or more of the Company’s outstanding Common Stock.

In the event that any person becomes an Acquiring Person, then each holder of a Right would have the right to receive, upon exercise of the Right, that number of shares of Common Stock (or, in certain circumstances, cash, property or other securities of the Company) having a market value of two times the exercise price of the Right.

Mergers, Asset Sales and Self-Dealing Transactions. If after the Stock Acquisition Date the Company is acquired in a merger or other business combination, or 40% or more of its assets or earning power is sold, proper provision is to be made so that each holder of a Right would have the right to receive, upon exercise of the Right, that number of shares of common stock of the acquiring company (or, if the acquiring company does not have publicly traded stock, the acquiring company or its parent, the stock of which is either publicly traded or otherwise has the highest market value) which at the time has a market value of two times the exercise price of the Right.

Following the occurrence of any of the events described in this section, any Rights beneficially owned by any Acquiring Person would immediately become null and void.

Exchange Option. The Board may, at its option, at any time after any person becomes an Acquiring Person, exchange all or part of the then outstanding and exercisable Rights for shares of Common Stock at an exchange ratio of one share of Common Stock per Right. The Board, however, may not effect an exchange at any time after any person (other than (a) the Company, (b) any subsidiary of the Company, or (c) any employee benefit plan of the Company or any such subsidiary or any entity holding Common Stock for or pursuant to the terms of any such plan), together with all affiliates of such person, becomes the beneficial owner of 50% or more of the Common Stock then outstanding. Immediately upon the action of the Board ordering the exchange of any Rights and without any further action and without any notice, the right to exercise such Rights will terminate and the only right thereafter of a holder of such Rights will be to receive that number of shares of Common Stock equal to the number of such Rights held by the holder.

Transferability of Rights. Until the Distribution Date, the Common Stock certificates will evidence the Rights, and the transfer of the Common Stock certificates will constitute a transfer of the Rights. After the Distribution Date, separate certificates evidencing the Rights would be mailed to holders of record of the Company’s Common Stock as of the close of business on the Distribution Date, and such separate Rights certificates alone would evidence the Rights.

Redemption. The Board of Directors, by a majority vote, may redeem the Rights at a redemption price of $0.01 per Right at any time before the earlier of the Distribution Date or the close of business on the Expiration Date described below. Immediately upon such redemption, the right to exercise the Rights will terminate, and the Rights holders will become entitled only to receive the redemption price.

Expiration Date of Rights. If not previously exercised or redeemed, the Rights will expire on May 25, 2012.

Anti-Dilution Adjustment. The exercise price, the redemption price, the exchange ratio and the number of shares of the Common Stock or other securities or property issuable upon exercise of the Rights are subject to adjustment from time to time to prevent dilution under the following circumstances:

> in the event of a stock dividend on, or a subdivision, combination or reclassification of the Common Stock, or

> upon the grant to holders of the Common Stock of certain rights or warrants to subscribe for shares of the Common Stock or convertible securities at less than the current market price, or

> upon the distribution to holders of the Common Stock of evidences of indebtedness or assets (excluding regular quarterly cash dividends out of the earnings or retained earnings of the Company and dividends payable in shares of Common Stock) or of subscription rights or warrants (other than those referred to above).

With certain exceptions, no adjustment in the exercise price will be required until cumulative adjustments require an adjustment of at least 1% in such price. At the Company’s option, cash (based on the market price on the last trading date prior to the date of the exercise) will be paid instead of issuing fractional shares of any securities.

No Stockholder Rights. A Right holder, as such, has no rights as a stockholder of the Company, including, without limitation, the right to vote or receive dividends.

Amendments. Any of the provisions of the Rights Agreement may be amended by the Board of Directors prior to the Distribution Date without the approval of any holders of the Rights. After the Distribution Date, the Board of Directors may amend the Rights Agreement to cure any ambiguity, to make changes which do not adversely affect the interests of holders of Rights (excluding the interests of any Acquiring Person) or to shorten or lengthen any time period under the Rights Agreement. A majority vote of the Board of Directors is required.

Tax Consequences. Although the Company believes that neither the distribution of the Rights nor the subsequent separation of the Rights on the Distribution Date should be taxable to the stockholders or the Company, stockholders may, depending upon the circumstances, realize taxable income upon the occurrence of an event described under “Mergers, Asset Sales and Self-Dealing Transactions.”

Rights Agreement. The terms of the Rights are set forth in a Rights Agreement between the Company and Mellon Investor Services LLC, as Rights Agent. A copy of the Rights Agreement is an Exhibit to Form 8-K filed with the Securities and Exchange Commission. A copy of the Rights Agreement is available free of charge from the Rights Agent at the following address:

Mellon Investor Services LLC
Newport Office Center VII
480 Washington Blvd.
Jersey City, NJ 07310
Attention: Relationship Manager
Copy to:	Mellon Investor Services LLC Newport Office Center VII 480 Washington Blvd. Jersey City, NJ 07310 Attention: Legal Department

This summary does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is incorporated in this summary by reference.

1 * Signature guarantee by an “Eligible Guarantor Institution” (with membership in an approved signature guarantee medallion program) may be required by the transfer agent pursuant to Rule 17AD-15 of the Securities Exchange Act of 1934.

2 ** Signature guarantee by an “Eligible Guarantor Institution” (with membership in an approved signature guarantees medallion program) may be required by the transfer agent pursuant to Rule 17AD-15 of the Securities Exchange Act of 1934.